Table of Contents

Preliminary Offering Circular dated August 23, 2018

An Offering Statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the Offering Statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering Statement in which such Final Offering Circular was filed may be obtained.

Quantum Medical Transport, Inc.

F/K/A

A CLEAN SLATE, INC.

$2,000,000

2,000,000,000 SHARES OF COMMON STOCK

AT $0.0001 PER SHARE

This is the public offering of securities of Quantum Medical Transport, Inc., a Delaware corporation. We are offering 2,000,000,000 shares of our common stock, par value $0.0001 ("Common Stock"), at an offering price of $0.0001 per share (the "Offered Shares"). This Offering will terminate on twelve months from the day the Offering is qualified, subject to extension for up to thirty (30) days as defined below or the date on which the maximum offering amount is sold (such earlier date, the "Termination Date"). The minimum purchase requirement per investor is 10,000,000 Offered Shares ($1,000); however, we can waive the minimum purchase requirement on a case-by-case basis in our sole discretion.

These securities are speculative securities. Investment in the Company’s stock involves significant risk. You should purchase these securities only if you can afford a complete loss of your investment. See the “Risk Factors” section on page 4 of this Offering Circular.

QUANTUM MEDICAL TRANSPORT, INC. – The corporate name of the Issuer was “A Clean Slate, Inc.” until October 8, 2015, when its name was changed to its present name. Because the change of name has not been implemented with the Financial Industry Regulatory Authority, its shares of common stock continue to trade under its former name.

No Escrow

The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best efforts basis. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

Subscriptions are irrevocable and the purchase price is non-refundable as expressly stated in this Offering Circular. The Company, by determination of the Board of Directors, in its sole discretion, may issue the Securities under this Offering for cash, promissory notes, services, and/or other consideration without notice to subscribers. All proceeds received by the Company from subscribers for this Offering will be available for use by the Company upon acceptance of subscriptions for the Securities by the Company.

Sale of these shares will commence within two calendar days of the qualification date and it will be a continuous Offering pursuant to Rule 251(d)(3)(i)(F).

This Offering will be conducted on a “best-efforts” basis, which means our Officers will use their commercially reasonable best efforts in an attempt to offer and sell the Shares. Our Officers will not receive any commission or any other remuneration for these sales. In offering the securities on our behalf, the Officers will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

This Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the laws of any such state.

Our Common Stock is traded in the OTCMarket Pink Open Market under the stock symbol “DRWN.”

Investing in our Common Stock involves a high degree of risk. See "Risk Factors" beginning on page 4 for a discussion of certain risks that you should consider in connection with an investment in our Common Stock.

	Per Share	Total Maximum
Public Offering Price (1)(2)	$0.0001	$2,000,000.00
Underwriting Discounts and Commissions (3)	$0.0000	$0
Proceeds to Us from this Offering to the Public (Before Expenses (4)	$0.0001	$2,000,000.00

(1)	We are offering shares on a continuous basis. See “Distribution – Continuous Offering.
(2)	This is a “best efforts” offering. The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best efforts basis primarily through an online platform. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds. See “How to Subscribe.”
(3)	We are offering these securities without an underwriter.
(4)	Excludes estimated total offering expenses, including underwriting discount and commissions, will be approximately $400,000 assuming the maximum offering amount is sold.

Our Board of Directors used its business judgment in setting a value of $0.0001 per share to the Company as consideration for the stock to be issued under the Offering. The sales price per share bears no relationship to our book value or any other measure of our current value or worth.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

The date of this Offering Circular is August __, 2018.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

In this Offering Circular, unless the context indicates otherwise, references to "Quantum Medical Transport", "we", the "Company", "our" and "us" refer to the activities of and the assets and liabilities of the business and operations of Quantum Medical Transport, Inc.

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CAUTIONARY STATEMENT REGARDING

FORWARD-LOOKING STATEMENTS

Some of the statements under "Summary", "Risk Factors", "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Our Business" and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as "anticipate", "believe", "could", "estimate", "expect", "intend", "may", "plan", "potential", "should", "will" and "would" or the negatives of these terms or other comparable terminology.

You should not place undue reliance on forward looking statements. The cautionary statements set forth in this Offering Circular, including in "Risk Factors" and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

•	The speculative nature of the business we intend to develop;

•	Our reliance on suppliers and joint venture partners;

•	Our dependence upon external sources for the financing of our operations, particularly given that there are concerns about our ability to continue as a "going concern;"

•	Our ability to effectively execute our business plan;

•	Our ability to manage our expansion, growth and operating expenses;

•	Our ability to finance our businesses;

•	Our ability to promote our businesses;

•	Our ability to compete and succeed in highly competitive and evolving businesses;

•	Our ability to respond and adapt to changes in technology and customer behavior; and

•	Our ability to protect our intellectual property and to develop, maintain and enhance strong brands.

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as maybe be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements.

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SUMMARY

This summary highlights selected information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our Common Stock. You should carefully read the entire Offering Circular, including the risks associated with an investment in the company discussed in the "Risk Factors" section of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward-looking statements. See the section entitled "Cautionary Statement Regarding Forward-Looking Statements."

Company Information

The Company, sometimes referred to herein as "we," "us,” “our," and the "Company" and/or "Quantum Medical Transport" The corporate name of the Issuer was “A Clean Slate, Inc.” until October 8, 2015, when its name was changed to its present name. Because the change of name has not been implemented with the Financial Industry Regulatory Authority, its shares of common stock continue to trade under its former name.

Our address is 14090 Southwest Freeway, Suite 300, Sugar Land, TX 77478, Phone: 832-521-1880, Email: info@quantummedicaltransport.com and Website: www.quanth.io. We incorporate the information on or accessible through our website into this Offering Circular, and you should not consider any information on, or that can be accessed through, our website a part of this Offering Circular.

QUANTUM MEDICAL TRANSPORT, INC. DBA Quantum Medical Data Services is a medical technology company. The company is developing a proprietary medical blockchain technology (QuantH V1.0) for secure data storage and data transfer in a HIPAA compliant manner.

Section 15(g) of the Securities Exchange Act of 1934

Our shares are covered by section 15(g) of the Securities Exchange Act of 1934, as amended that imposes additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). For transactions covered by the Rule, the broker/dealer must make a special suitability determination for the purchase and have received the purchaser's written agreement to the transaction prior to the sale. Consequently, the Rule may affect the ability of broker/dealers to sell our securities and also may affect your ability to sell your shares in the secondary market.

Section 15(g) also imposes additional sales practice requirements on broker/dealers who sell penny securities. These rules require a one page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important to in understanding of the function of the penny stock market, such as  bid and offer quotes, a dealers spread and broker/dealer compensation; the broker/dealer compensation, the broker/dealers’ duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers’ rights and remedies in cases of fraud in penny stock transactions; and, the FINRA’s toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

Dividends

The Company has not declared or paid a cash dividend to stockholders since it was organized and does not intend to pay dividends in the foreseeable future. The board of directors presently intends to retain any earnings to finance our operations and does not expect to authorize cash dividends in the foreseeable future. Any payment of cash dividends in the future will depend upon the Company's earnings, capital requirements and other factors.

Trading Market

Our Common Stock trades in the OTC Market Pink Open Market Sheets under the symbol DRWN.

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THE OFFERING

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Issuer:	Quantum Medical Transport, Inc.

Securities offered:	A maximum of 2,000,000,000 shares of our common stock, par value $0.0001 ("Common Stock") at an offering price of $0.0001 per share (the "Offered Shares"). (See “Distribution.”)

Number of shares of Common Stock outstanding before the offering	10,076,298,915 issued and outstanding as of June 30, 2018.

Number of shares of Common Stock to be outstanding after the offering	12,076,298,915 shares, if the maximum amount of Offered Shares are sold

Price per share:	$0.0001

Maximum offering amount:	2,000,000,000 shares at $0.0001 per share, or $2,000,000 (See “Distribution.”)

Trading Market:	Our Common Stock is trading on the OTC Markets Pink Open Market Sheets division under the symbol “DRWN.”

Use of proceed:	If we sell all of the shares being offered, our net proceeds (after our estimated offering expenses) will be $1,960,000. We will use these net proceeds for working capital and other general corporate purposes.

Risk factors:	Investing in our Common Stock involves a high degree of risk, including: Immediate and substantial dilution. Limited market for our stock. See “Risk Factors.”

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RISK FACTORS

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The following is only a brief summary of the risks involved in investing in our Company. Investment in our Securities involves risks. You should carefully consider the following risk factors in addition to other information contained in this Disclosure Document. The occurrence of any of the following risks might cause you to lose all or part of your investment. Some statements in this Document, including statements in the following risk factors, constitute "Forward-Looking Statements."

Risks Related to Our Industry

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We operate in a highly competitive industry, and if we are not able to compete effectively, our business and operating results will be harmed.

The provision by third parties of services to medical practices has historically been dominated by small service providers who offer highly individualized services and a high degree of specialized knowledge applicable in many cases to a limited medical specialty, a limited set of payers, or a limited geographical area. We anticipate that the software, statistical, and database tools that are available to such service providers will continue to become more sophisticated and effective and that demand for our services could be adversely affected.

Revenue cycle and clinical cycle software for medical practices has historically been dominated by large, well-financed, and technologically sophisticated entities that have focused on software solutions. Some of these entities are now offering “on-demand” services or a “software-as-a-service” model under which software is centrally administered, and these vendors may also provide administrative services. The size, financial strength, and breadth of offerings of the larger entities is increasing as a result of continued consolidation in both the information technology and health care industries. We expect large integrated technology companies to continue to become more active in our markets, both through acquisition and internal investment. As costs fall and technology improves, increased market saturation may change the competitive landscape in favor of competitors with greater scale than we possess. In addition, a few smaller companies have started providing software using a model similar to ours; the offerings of these smaller companies may reduce the perceived competitive advantage of our services and impact our market share. Further, while the market for patient communication and referral management services is growing and is not as yet dominated by a small group of vendors with significant resources, our patient and referral cycle services face competition from a wide variety of market participants. For example, certain health systems have developed their own patient portals or referral management systems. If we fail to distinguish our patient and referral cycle offerings from the other options available to health care providers, the demand for and market share of those offerings may decrease.

Some of our current large competitors, such as Allscripts-Misys Healthcare Solutions, Inc.; Athena Health, Inc.; GE Healthcare; and McKesson Corp., have greater name recognition, longer operating histories, and significantly greater resources than we do. As a result, our competitors may be able to respond more quickly and effectively than we can to new or changing opportunities, technologies, standards, or client requirements. In addition, current and potential competitors have established, and may in the future establish, cooperative relationships with vendors of complementary products, technologies, or services to increase the availability of their products to the marketplace. Current or future competitors may consolidate to improve the breadth of their products, directly competing with our integrated offerings. Accordingly, new competitors or alliances may emerge that have greater market share, larger client bases, more widely adopted proprietary technologies, broader offerings, greater marketing expertise, greater financial resources, and larger sales forces than we have, which could put us at a competitive disadvantage. Further, in light of these advantages, even if our services are more effective than the product or service offerings of our competitors, current or potential clients might accept competitive products and services in lieu of purchasing our services. Increased competition is likely to result in pricing pressures, which could negatively impact our sales, profitability, or market share. In addition to new niche vendors, who offer stand-alone products and services, we face competition from existing enterprise vendors, including those currently focused on software solutions, which have information systems in place with clients in our target market. These existing enterprise vendors may now, or in the future, offer or promise products or services with less functionality than our services, but that offer ease of integration with existing systems and that leverage existing vendor relationships.

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The market for our services may not develop substantially further or develop more slowly than we expect, harming the growth of our business.

While medical business services are becoming more accepted, the market for these services remains narrowly based, and it is uncertain whether these services will achieve and sustain the high levels of demand and market acceptance we anticipate. Our success will depend to a substantial extent on the willingness of enterprises, large and small, to increase their use of on-demand business services in general, and for their revenue, clinical, and patient cycles in particular. Many enterprises have invested substantial personnel and financial resources to integrate established enterprise software into their businesses and therefore may be reluctant or unwilling to switch to an on-demand application service. Furthermore, some enterprises may be reluctant or unwilling to use on-demand application services, because they have concerns regarding the risks associated with the security and reliability, among other things, of the technology delivery model associated with these services. If enterprises do not perceive the benefits of our services, then the market for these services may not expand as much or develop as quickly as we expect, either of which would significantly adversely affect our business, financial condition, or operating results.

Changes in the health care industry could affect the demand for our services, cause our existing contracts to terminate, and negatively impact the process of negotiating future contracts.

As the health care industry evolves, changes in our client and vendor bases may reduce the demand for our services, result in the termination of existing contracts, and make it more difficult to negotiate new contracts on terms that are acceptable to us. For example, the current trend toward consolidation of health care providers within hospital systems may cause our existing client contracts to terminate as independent practices are merged into hospital systems. Such larger health care organizations may also have their own practice management services and health IT systems, reducing demand for our services. Similarly, client and vendor consolidation results in fewer, larger entities with increased bargaining power and the ability to demand terms that are unfavorable to us. If these trends continue, we cannot assure you that we will be able to continue to maintain or expand our client base, negotiate contracts with acceptable terms, or maintain our current pricing structure, and our revenues may decrease.

If we do not continue to innovate and provide services that are useful to users, we may not remain competitive, and our revenues and operating results could suffer.

Our success depends on providing services that the medical community uses to improve business performance and quality of service to patients. Our competitors are constantly developing products and services that may become more efficient or appealing to our clients. As a result, we must continue to invest significant resources in research and development in order to enhance our existing services and introduce new high-quality services that clients will want. If we are unable to predict user preferences or industry changes, or if we are unable to modify our services on a timely basis, we may lose clients. Our operating results would also suffer if our innovations are not responsive to the needs of our clients, are not appropriately timed with market opportunity, or are not effectively brought to market. As technology continues to develop, our competitors may be able to offer results that are, or that are perceived to be, substantially similar to or better than those generated by our services. This may force us to compete on additional service attributes and to expend significant resources in order to remain competitive.

Failure to manage our rapid growth effectively could increase our expenses, decrease our revenue, and prevent us from implementing our business strategy.

After funding, we expect to experience a period of rapid growth. To manage our anticipated future growth effectively, we must continue to maintain, and may need to enhance, our information technology infrastructure and financial and accounting systems and controls, as well as manage expanded operations in geographically distributed locations. We also must attract, train, and retain a significant number of qualified sales and marketing personnel, professional services personnel, software engineers, technical personnel, and management personnel. Failure to manage our rapid growth effectively could lead us to over-invest or under-invest in technology and operations; result in weaknesses in our infrastructure, systems, or controls; give rise to operational mistakes, losses, or loss of productivity or business opportunities; and result in loss of employees and reduced productivity of remaining employees. Our growth could require significant capital expenditures and may divert financial resources and management attention from other projects, such as the development of new services. If our management is unable to effectively manage our growth, our expenses may increase more than expected, our revenue could decline or may grow more slowly than expected, and we may be unable to implement our business strategy.

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Our business involves a high degree of risk.

An investment in our common stock is extremely speculative and of exceptionally high risk.

We may be unsuccessful in raising the necessary capital to fund operations and capital expenditures.

Our ability to generate cash flow is dependent upon the success of our ability to market our Automated Billing System. However, we cannot guarantee that the sales of our products and other available cash sources will generate sufficient cash flow to meet our overall cash requirements. If cash flow is not sufficient to meet our business requirements, we will be required to raise additional capital through other financing activities. While we have been successful in raising the necessary funds in the past, there can be no assurance we can continue to do so in the future.

We depend on key employees and face competition in hiring and retaining qualified employees.

Our employees are vital to our success, and our key management and other employees are difficult to replace. We currently do not have employment contracts with our key employees. We may not be able to retain highly qualified employees in the future which could adversely affect our business.

We may experience significant losses from operations.

Even if we do generate operating income in one or more quarters in the future, subsequent developments in our industry, customer base, business or cost structure or an event such as significant litigation or a significant transaction may cause us to again experience operating losses. We may not become profitable for the long-term, or even for any quarter.

Because competition for our target employees is intense, we may not be able to attract and retain the highly skilled employees we need to support our planned growth.

To continue to execute on our growth plan, we must attract and retain highly qualified personnel. Competition for these personnel is intense, especially for senior sales executives and engineers with high levels of experience in designing and developing software and Internet-related services. We may not be successful in attracting and retaining qualified personnel. We have from time to time in the past experienced, and we expect to continue to experience in the future, difficulty in hiring and retaining highly skilled employees with appropriate qualifications. Many of the companies with which we compete for experienced personnel have greater resources than we have. In addition, in making employment decisions, particularly in the Internet and high-technology industries, job candidates often consider the value of the equity awards they are to receive in connection with their employment. Volatility in the price of our stock or failure to obtain stockholder approval for increases in the number of shares available for grant under our equity plans may, therefore, adversely affect our ability to attract or retain key employees. Furthermore, the requirements to expense equity awards may discourage us from granting the size or type of equity awards that job candidates require to join our company. If we fail to attract new personnel or fail to retain and motivate our current personnel, our business and future growth prospects could be severely harmed.

If we acquire companies or technologies in the future, they could prove difficult to integrate, disrupt our business, dilute stockholder value, and adversely affect our operating results and the value of our common stock.

As part of our business strategy, we may acquire, enter into joint ventures with, or make investments in complementary companies, services, and technologies in the future. Acquisitions and investments involve numerous risks, including:

•	difficulties in identifying and acquiring products, technologies, or businesses that will help our business;

•	difficulties in integrating operations, technologies, services, and personnel;

•	diversion of financial and managerial resources from existing operations;

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•	the risk of entering new markets in which we have little to no experience;

•	risks related to the assumption of known and unknown liabilities;

•	the risk of write-offs and the amortization of expenses related to purchased intangible assets; and

•	delays in client purchases due to uncertainty and the inability to maintain relationships with clients of the acquired businesses.

As a result, if we fail to properly evaluate acquisitions or investments, we may not achieve the anticipated benefits of any such acquisitions, we may incur costs in excess of what we anticipate, and management resources and attention may be diverted from other necessary or valuable activities.

We may choose to expand by strategic acquisitions. Completion of the any proposed acquisition is subject to various closing conditions, involves significant costs, and will require considerable attention from our management. Failure to complete the acquisition could adversely affect our stock price and our future business and operations.

The completion of the any proposed acquisition is subject to the satisfaction of various closing conditions, including the approval by target stockholders, and we cannot assure you that such conditions will be satisfied and that the acquisition will be successfully completed. In the event that the acquisition is not consummated, we will have spent considerable time and resources, and incurred substantial costs, including costs related to the acquisition, many of which must be paid even if the merger is not completed. If the acquisition is not consummated, our reputation in our industry and in the investment community could be damaged and, as a result, the market price of our common stock could decline.

We may fail to realize the anticipated benefits of the any acquisition.

The success of any acquisition will depend on, among other things, our ability to combine our businesses in a manner that does not materially disrupt existing relationships and that allows us to achieve operational synergies and capitalize on the increased brand recognition and customer base of the combined company. If we are not able to achieve these objectives, the anticipated benefits of the acquisition may not be realized fully or at all or may take longer to realize than expected. In particular, the acquisition may not be accretive or accelerate sales in near or long term.

The integration process could result in the loss of key employees; the disruption of our ongoing businesses; or inconsistencies in standards, controls, procedures, or policies that could adversely affect our ability to maintain relationships with third parties and employees or to achieve the anticipated benefits of the acquisition. Integration efforts between the two companies will also divert management’s attention from our core business and other opportunities that could have been beneficial to our shareholders. An inability to realize the full extent of, or any of, the anticipated benefits of the acquisition, as well as any delays encountered in the integration process, could have an adverse effect on our business and results of operations, which may affect the value of the shares of our common stock after the completion of the acquisition.

Further, the actual integration may result in additional and unforeseen expenses. Operational improvements and actual cost synergies, if achieved at all, may be lower than we expect and may take longer to achieve than we anticipate. If we are not able to adequately address these challenges, we may be unable to realize the anticipated benefits of the integration of any acquisition.

Financial Risks

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We will need additional financing.

Our development schedule could be delayed if we are unable to fund our activities. We believe we will need to raise additional funds to achieve full commercial operation. We do not know whether we will be able to secure additional funding, or funding on terms acceptable to us.

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We face financial risk, including the risk of high leverage.

Our development and operation will entail uncertain cash flows. We may spend relatively large amounts on marketing and other expenses. All of these factors and more will result in substantial financial risk. See "Business."

We may be subject to the risks normally associated with debt financing, including the risk that payments of principal and interest on borrowings may leave us with insufficient cash to operate or to pay distributions.

We intend to make use of a very high degree of financial leverage. We could become more highly leveraged because our organizational documents contain no limitation on the amount of debt we may incur.

The use of a high degree of leverage will increase our sensitivity to increases in interest rates. Increases in interest rates may increase our interest expense and adversely affect our cash flow and our ability to service our indebtedness and make distributions to our stockholders.

There are doubts about our ability to continue as a going concern.

As shown in the accompanying financial statements, the Company incurred losses from operations resulting in 2017. As of December 31, 2016 the Company’s current liabilities exceeded its liquid current assets and the Company has notes that are due and is unable to pay. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company will require substantial additional funding for continuing expansion and to implement its business plans. There is no assurance that the Company will be able to obtain sufficient additional funds when needed, or that such funds, if available, will be obtainable on terms satisfactory to the Company. The accompanying financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

Legal Risks

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We may be unable to adequately protect, and we may incur significant costs in enforcing, our intellectual property and other proprietary rights.

Our success depends in part on our ability to enforce our intellectual property and other proprietary rights. We rely upon a combination of trademark, trade secret, copyright, patent, and unfair competition laws, as well as license and access agreements and other contractual provisions, to protect our intellectual property and other proprietary rights. In addition, we attempt to protect our intellectual property and proprietary information by requiring certain of our employees and consultants to enter into confidentiality, noncompetition, and assignment of inventions agreements. Our attempts to protect our intellectual property may be challenged by others or invalidated through administrative process or litigation.

 Agreement terms that address non-competition are difficult to enforce in many jurisdictions and may not be enforceable in any particular case. To the extent that our intellectual property and other proprietary rights are not adequately protected, third parties might gain access to our proprietary information, develop and market products or services similar to ours, or use trademarks similar to ours, each of which could materially harm our business. Existing U.S. federal and state intellectual property laws offer only limited protection. Moreover, the laws of other countries in which we now or may in the future conduct operations or contract for services may afford little or no effective protection of our intellectual property. Further, our platform incorporates open source software components that are licensed to us under various public domain licenses. While we believe that we have complied with our obligations under the various applicable licenses for open source software that we use, there is little or no legal precedent governing the interpretation of many of the terms of certain of these licenses, and therefore the potential impact of such terms on our business is somewhat unknown. The failure to adequately protect our intellectual property and other proprietary rights could materially harm our business.

In addition, if we resort to legal proceedings to enforce our intellectual property rights or to determine the validity and scope of the intellectual property or other proprietary rights of others, the proceedings could be burdensome and expensive, even if we were to prevail. Any litigation that may be necessary in the future could result in substantial costs and diversion of resources and could have a material adverse effect on our business, operating results, or financial condition.

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We may be sued by third parties for alleged infringement of their proprietary rights.

The software and Internet industries are characterized by the existence of a large number of patents, trademarks, and copyrights and by frequent litigation based on allegations of infringement or other violations of intellectual property rights. Moreover, our business involves the systematic gathering and analysis of data about the requirements and behaviors of payers and other third parties, some or all of which may be claimed to be confidential or proprietary. We may receive in the future, communications from third parties claiming that we have infringed on the intellectual property rights of others. Our technologies may not be able to withstand such third-party claims of rights against their use. Any intellectual property claims, with or without merit, could be time-consuming and expensive to resolve, divert management attention from executing our business plan, and require us to pay monetary damages or enter into royalty or licensing agreements. In addition, many of our contracts contain warranties with respect to intellectual property rights, and some require us to indemnify our clients for third-party intellectual property infringement claims, which would increase the cost to us of an adverse ruling on such a claim.

Moreover, any settlement or adverse judgment resulting from such a claim could require us to pay substantial amounts of money or obtain a license to continue to use the technology or information that is the subject of the claim, or otherwise restrict or prohibit our use of the technology or information. There can be no assurance that we would be able to obtain a license on commercially reasonable terms, if at all, from third parties asserting an infringement claim; that we would be able to develop alternative technology on a timely basis, if at all; or that we would be able to obtain a license to use a suitable alternative technology to permit us to continue offering, and our clients to continue using, our affected services. Accordingly, an adverse determination could prevent us from offering our services to others. In addition, we may be required to indemnify our clients for third-party intellectual property infringement claims, which would increase the cost to us of an adverse ruling for such a claim.

Current and future litigation against us could be costly and time-consuming to defend and could result in additional liabilities.

We may from time to time be subject to legal proceedings and claims that arise in the ordinary course of business, such as claims brought by our clients in connection with commercial disputes and employment claims made by our current or former employees. Claims may also be asserted by or on behalf of a variety of other parties, including government agencies, patients of our physician clients, or stockholders. For example, we have entered into a purchase and sale agreement for the property on which our corporate headquarters are located. This property is a former Superfund site, and our ownership of it, or any of our other properties, could expose us to liability under applicable environmental laws. Any litigation involving us may result in substantial costs and may divert management’s attention and resources, which may seriously harm our business, overall financial condition, and operating results. Insurance may not cover existing or future claims, be sufficient to fully compensate us for one or more of such claims, or continue to be available on terms acceptable to us. A claim brought against us that is uninsured or underinsured could result in unanticipated costs, thereby reducing our operating results and leading analysts or potential investors to reduce their expectations of our performance resulting in a reduction in the trading price of our stock.

Errors or illegal activity on the part of our clients may result in claims against us.

We require our clients to provide us with accurate and appropriate data and directives for our actions. We also rely upon our clients as users of our system to perform key activities in order to produce proper claims for reimbursement. Failure of our clients to provide these data and directives or to perform these activities may result in claims against us alleging that our reliance was misplaced or unreasonable or that we have facilitated or otherwise participated in submission of false claims.

If participants in our channel marketing and sales lead programs do not maintain appropriate relationships with current and potential clients, our sales accomplished with their help or data may be unwound and our payments to them may be deemed improper.

We maintain a series of relationships with third parties that we term “channel relationships.” These relationships take different forms under different contractual language. Some relationships help us identify sales leads. Other relationships permit third parties to act as value-added resellers or as independent sales representatives for our services. In some cases, for example in the case of some membership organizations, these relationships involve endorsement of our services as well as other marketing activities. In each of these cases, we require contractually that the third party disclose information to and limit their relationships with potential purchasers of our services for regulatory compliance reasons. If these third parties do not comply with these regulatory requirements or if our requirements are deemed insufficient, sales accomplished with the data or help that they have provided, as well as the channel relationships themselves, may not be enforceable, may be unwound, and may be deemed to violate relevant laws or regulations. Third parties that, despite our requirements, exercise undue influence over decisions by current and prospective clients, occupy positions with obligations of fidelity or fiduciary obligations to current and prospective clients, or who offer bribes or kickbacks to current and prospective clients or their employees may be committing illegal acts that could render any resulting contract between us and the client unenforceable or in violation of relevant laws or regulations. Any misconduct by these third parties with respect to current or prospective clients, any failure to follow contractual requirements, or any insufficiency of those contractual requirements may result in allegations that we have encouraged or participated in illegal behavior and that payments to such third parties under our channel contracts are improper. This misconduct could subject us to civil or criminal claims and liabilities, require us to change or terminate some portions of our business, require us to refund portions of our services fees, and adversely affect our revenue and operating margin. Even an unsuccessful challenge of our activities could result in adverse publicity, require costly response from us, impair our ability to attract and maintain clients, and lead analysts or investors to reduce their expectations of our performance, resulting in reduction in the market price of our stock.

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Risks Inherent in the Company

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We are indemnifying our officers and directors.

Our By-Laws provide for the indemnification of officers and directors relating to their activities for the Company to the fullest extent permitted under the Delaware General Corporation Code. These provisions may have the effect of providing indemnity in connection with suits brought by parties other than the Company against an officer or director who has been grossly negligent, though he acted in good faith and in the Company’s interests. See "Indemnification.”

We rely upon a few officers.

At present, we are wholly dependent on the personal abilities of one officer in order to develop and conduct our operations. Our success will be largely dependent on the personal efforts of our key officers and directors. The loss of the services of any of these officers would have a material adverse effect on our business and prospects. Our success also may be dependent, in part, upon our ability to hire and retain additional qualified sales and marketing personnel. There can be no assurance that we will be able to hire or retain such necessary personnel. See "Management."

Our present shareholders will retain control.

Our present control shareholders own 79.2% of the outstanding Common Stock.  As a result of this percentage of ownership, the existing shareholders will be able to control our management at least for the foreseeable future. Investors will not have the right to elect our directors and the Company's control will stay with the current shareholders. This shareholder will have full voting control of the Company and the Board of Directors. See "Management," "Principal Shareholders" and "Description of Securities."

The liability of our directors and officers is limited.

Our Articles of Incorporation include provisions to eliminate, to the full extent permitted by Delaware corporate law as in effect from time to time, the personal liability of our directors for monetary damages arising from a breach of their fiduciary duties as directors. The Articles of Incorporation also includes provisions to the effect that (subject to certain exceptions) the Company shall, to the maximum extent permitted from time to time under Delaware law, indemnify, and upon request shall advance expenses to, any director or officer to the extent that such indemnification and advancement of expenses is permitted under such law, as it may from time to time be in effect. In addition, our By-Laws require us to indemnify, to the full extent permitted by law, any of our directors, officers, employees or agents for acts which such person reasonably believes are not in violation of our corporate purposes as set forth in the Articles of Incorporation. As a result of such provisions in the Articles of Incorporation and the By-Laws, stockholders may be unable to recover damages against our directors and officers for actions taken by them which constitute negligence, gross negligence or a violation of their fiduciary duties, which may reduce the likelihood of stockholders instituting derivative litigation against directors and officers and may discourage or deter stockholders from suing our directors, officers, employees and agents for breaches of their duty of care, even though such action, if successful, might otherwise benefit us and our stockholders. See "Indemnification."

Our Board of Directors may unilaterally implement changes in our investment and financing policies that may affect the interests of our stockholders.

Our investment and financing policies, and our policies with respect to other activities, including growth, debt, capitalization, and operating policies, are determined by the Board of Directors. Although the Board of Directors has no present intention to do so, these policies may be amended or revised from time to time at the discretion of the Board of Directors without notice to stockholders or a vote of our stockholders. Accordingly, stockholders have no direct control over changes in our policies and changes in our policies may affect them.

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The loss of key executive officers could have an adverse effect on us.

We are dependent on the efforts of our President, Ricky Bernard. The loss of his services could have an adverse effect on our operations. We do not currently maintain or contemplate obtaining any “key man” life insurance on, our executive officers. See “Management.”

We are dependent on external sources of capital.

In order to achieve our business plan and to grow, we will need constant infusions of additional capital. We will need to fund our future capital needs, including capital for property development and acquisitions, from sources other than income from operations. We therefore will have to rely on third-party sources of debt and equity capital financing, which may or may not be available on favorable terms or at all. Our access to third party sources of capital depends on a number of things, including conditions in the capital markets generally and the market’s perception of our growth potential and our current and potential future earnings. Additional equity offerings may result in substantial dilution of stockholders’ interests, and additional debt financings may substantially increase our leverage. Further, there has been substantial turmoil in the financial markets and there is no assurance that we will be able to successfully access capital.

Risks in the Securities

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You may experience dilution if we issue additional securities.

If we issue additional shares, you may find your holdings diluted, which if it occurs, means that you will own a smaller percentage of our company. Further, any issuance of additional securities to various persons or entities in lieu of cash payments will lead to further dilution.

We do not expect to pay dividends on our Common Stock.

We have never paid any dividends on our Common Stock. We have no plans to pay dividends on our Common Stock in the foreseeable future. Furthermore, the Company may issue Preferred Stock or other securities senior to the Common Stock, under terms which provide that no dividends shall be payable to holders of Common Stock unless and until all accrued cash dividends through the most recent past annual dividend payment date have been paid in full to holders of such senior securities. See "Dividend Policy."

Our operating results have in the past fluctuated and may continue to fluctuate significantly, and if we fail to meet the expectations of analysts or investors, our stock price and the value of an investment in our common stock could decline substantially.

Our operating results are likely to fluctuate, and if we fail to meet or exceed the expectations of securities analysts or investors, the trading price of our common stock could decline. Moreover, our stock price may be based on expectations of our future performance that may be unrealistic or that may not be met. Some of the important factors that could cause our revenues and operating results to fluctuate from quarter to quarter include:

•	the extent to which our services achieve or maintain market acceptance;

•	our ability to introduce new services and enhancements to our existing services on a timely basis;

•	new competitors and the introduction of enhanced products and services from new or existing competitors;

•	the length of our contracting and implementation cycles;

•	changes in client days in accounts receivable;

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•	seasonal declines in the use of physician services, generally in the late summer and during the holiday season, which lead to a decline in collections by our physician clients about 30 to 50 days later;

•	the financial condition of our current and future clients;

•	changes in client budgets and procurement policies;

•	the amount and timing of our investment in research and development activities;

•	the amount and timing of our investment in sales and marketing activities;

•	technical difficulties or interruptions in our services;

•	our ability to hire and retain qualified personnel and maintain an adequate rate of expansion of our sales force;

•	changes in the regulatory environment related to health care;

•	regulatory compliance costs;

•	the timing, size, and integration success of potential future acquisitions; and

•	unforeseen legal expenses, including litigation and settlement costs.

Many of these factors are not within our control, and the occurrence of one or more of them might cause our operating results to vary widely. As such, we believe that quarter-to-quarter comparisons of our revenues and operating results may not be meaningful and should not be relied upon as an indication of future performance.

A significant portion of our operating expense is relatively fixed in nature, and planned expenditures are based in part on expectations regarding future revenue and profitability. Accordingly, unexpected revenue shortfalls, lower-than-expected revenue increases as a result of planned expenditures, and longer-than-expected impact on profitability and margins as a result of planned revenue expenditures may decrease our gross margins and profitability and could cause significant changes in our operating results from quarter to quarter. In addition, our future quarterly operating results may fluctuate and may not meet the expectations of securities analysts or investors. If this occurs, the trading price of our common stock could fall substantially, either suddenly or over time.

If the revenue of our clients decreases, or if our clients cancel or elect not to renew their contracts, our revenue will decrease.

Under most of our client contracts, we base our charges on subscription pay services such as access to cloud based data management service or custom software development on a negotiated scope of work basis. Many factors may lead to decreases in client revenue, including:

•	interruption of client access to our system for any reason;

•	our failure to provide services in a timely or high-quality manner;

•	failure of our clients to adopt or maintain effective business practices;

•	actions by third-party payers of medical claims to reduce reimbursement;

•	government regulations and government or other payer actions or inaction reducing or delaying reimbursement; and

•	reduction of client revenue resulting from increased competition or other changes in the marketplace for physician services.

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The current economic situation may give rise to several of these factors. For example, patients who have lost health insurance coverage due to unemployment or who face increased deductibles imposed by financially struggling employers or insurers could reduce the number of visits those patients make to our physician clients. Patients without health insurance or with reduced coverage may also default on their payment obligations at a higher rate than patients with coverage. Added financial stress on our clients could lead to their acquisition or bankruptcy, which could cause the termination of some of our service relationships. Further, despite the cost benefits that we believe our services provide, prospective clients may wish to delay contract decisions due to implementation costs or be reluctant to make any material changes in their established business methods in the current economic climate. With a reduction in tax revenue, state and federal government health care programs, including reimbursement programs such as Medicaid, may be reduced or eliminated, which could negatively impact the payments that our clients receive. Also, although we currently estimate our expected customer life to be twelve years, this is only an estimate, and there can be no assurance that our clients will elect to renew their contracts for this period of time. Our clients typically purchase one-year contracts that, in most cases, may be terminated on 90 days notice without cause. If our clients’ revenue decreases for any of the above or other reasons, or if our clients cancel or elect not to renew their contracts, our revenue will decrease.

As a result of our variable sales and implementation cycles, we may be unable to recognize revenue to offset expenditures, which could result in fluctuations in our quarterly results of operations or otherwise harm our future operating results.

The sales cycle for our services can be variable, typically ranging from three to five months from initial contact to contract execution, although this period can be substantially longer. During the sales cycle, we expend time and resources, and we do not recognize any revenue to offset such expenditures. Our implementation cycle is also variable, typically ranging from three to five months from contract execution to completion of implementation, although some of our new-client set-up projects—especially those for larger clients—are complex and require a lengthy delay and significant implementation work. Each client’s situation is different, and unanticipated difficulties and delays may arise as a result of failure by us or by the client to meet our respective implementation responsibilities. During the implementation cycle, we expend substantial time, effort, and financial resources implementing our services, but accounting principles do not allow us to recognize the resulting revenue until the service has been implemented, at which time we begin recognition of implementation revenue over an expected attribution period of the longer of the estimated expected customer life, currently twelve years, or the contract term.

Even if implementation has begun, there can be no assurance that we will recognize revenue on a timely basis or at all from our efforts. Implementation for a given client may be canceled, as our contracts typically provide that they can be terminated for any reason or no reason on 90 days notice. Despite the fact that we typically require a deposit in advance of implementation, some clients have canceled before our services have been started. In addition, implementation may be delayed, or the target dates for completion may be extended into the future, for a variety of reasons, including the needs and requirements of the client, delays with payer processing, and the volume and complexity of the implementations awaiting our work. If implementation periods are extended, our provision of the revenue cycle, clinical cycle, or patient cycle services upon which we realize most of our revenues will be delayed, and our financial condition may be adversely affected. In addition, cancellation of any implementation after it has begun may involve loss to us of time, effort, and expenses invested in the canceled implementation process and lost opportunity for implementing paying clients in that same period of time.

These factors may contribute to substantial fluctuations in our quarterly operating results, particularly in the near term and during any period in which our sales volume is relatively low. As a result, in future quarters our operating results could fall below the expectations of securities analysts or investors, in which event our stock price would likely decrease.

Risks Related to Our Products and Services

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We are subject to the effect of payer and provider conduct that we cannot control and that could damage our reputation with clients and result in liability claims that increase our expenses.

We offer certain electronic claims submission services for which we rely on content from clients, payers, and others. While we have implemented certain features and safeguards designed to maximize the accuracy and completeness of claims content, these features and safeguards may not be sufficient to prevent inaccurate claims data from being submitted to payers. Should inaccurate claims data be submitted to payers, we may experience poor operational results and may be subject to liability claims, which could damage our reputation with clients and result in liability claims that increase our expenses.

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If our services fail to provide accurate and timely information, or if our content or any other element of any of our services is associated with faulty clinical decisions or treatment, we could have liability to clients, clinicians, or patients, which could adversely affect our results of operations.

Our software, content, and services are used to assist clinical decision-making and provide information about patient medical histories and treatment plans. If our software, content, or services fail to provide accurate and timely information or are associated with faulty clinical decisions or treatment, then clients, clinicians, or their patients could assert claims against us that could result in substantial costs to us, harm our reputation in the industry, and cause demand for our services to decline.

The assertion of such claims and ensuing litigation, regardless of its outcome, could result in substantial cost to us, divert management’s attention from operations, damage our reputation, and decrease market acceptance of our services. We attempt to limit by contract our liability for damages and to require that our clients assume responsibility for medical care and approve key system rules, protocols, and data. Despite these precautions, the allocations of responsibility and limitations of liability set forth in our contracts may not be enforceable, be binding upon patients, or otherwise protect us from liability for damages.

We intend to maintain general liability and insurance coverage, but this coverage may not continue to be available on acceptable terms or may not be available in sufficient amounts to cover one or more large claims against us. In addition, the insurer might disclaim coverage as to any future claim. One or more large claims could exceed our available insurance coverage.

Our proprietary software may contain errors or failures that are not detected until after the software is introduced or updates and new versions are released. It is challenging for us to test our software for all potential problems because it is difficult to simulate the wide variety of computing environments or treatment methodologies that our clients may deploy or rely upon. From time to time we have discovered defects or errors in our software, and such defects or errors can be expected to appear in the future. Defects and errors that are not timely detected and remedied could expose us to risk of liability to clients, clinicians, and patients and cause delays in introduction of new services, result in increased costs and diversion of development resources, require design modifications, or decrease market acceptance or client satisfaction with our services.

If any of these risks occur, they could materially adversely affect our business, financial condition, or results of operations.

We may be liable for use of incorrect or incomplete data that we provide, which could harm our business, financial condition, and results of operations.

We may store and display data for use by health care providers in treating patients. Our clients or third parties provide us with most of these data. If these data are incorrect or incomplete or if we make mistakes in the capture or input of these data, adverse consequences, including death, may occur and give rise to product liability and other claims against us. In addition, a court or government agency may take the position that our storage and display of health information exposes us to personal injury liability or other liability for wrongful delivery or handling of health care services or erroneous health information. While we maintain insurance coverage, we cannot assure that this coverage will prove to be adequate or will continue to be available on acceptable terms, if at all. Even unsuccessful claims could result in substantial costs and diversion of management resources. A claim brought against us that is uninsured or under-insured could harm our business, financial condition, and results of operations.

Regulatory Risks

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Government regulation of health care creates risks and challenges with respect to our compliance efforts and our business strategies.

The health care industry is highly regulated and is subject to changing political, legislative, regulatory, and other influences. Existing and new laws and regulations affecting the health care industry could create unexpected liabilities for us, cause us to incur additional costs, and restrict our operations. Many health care laws are complex, and their application to specific services and relationships may not be clear. In particular, many existing health care laws and regulations, when enacted, did not anticipate the health care information services that we provide, and these laws and regulations may be applied to our services in ways that we do not anticipate. Our failure to accurately anticipate the application of these laws and regulations, or our other failure to comply, could create liability for us, result in adverse publicity, and negatively affect our business. Some of the risks we face from health care regulation are described below:

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False or Fraudulent Claim Laws.    There are numerous federal and state laws that forbid submission of false information, or the failure to disclose information, in connection with submission and payment of physician claims for reimbursement. In some cases, these laws also forbid abuse in connection with such submission and payment. Any failure of our services to comply with these laws and regulations could result in substantial liability (including, but not limited to, criminal liability), adversely affect demand for our services, and force us to expend significant capital, research and development, and other resources to address the failure. Errors by us or our systems with respect to entry, formatting, preparation, or transmission of claim information may be determined or alleged to be in violation of these laws and regulations. Any determination by a court or regulatory agency that our services violate these laws could subject us to civil or criminal penalties, invalidate all or portions of some of our client contracts, require us to change or terminate some portions of our business, require us to refund portions of our services fees, cause us to be disqualified from serving clients doing business with government payers, and have an adverse effect on our business.

In most cases where we are permitted to do so, we calculate charges for our services based on a percentage of the collections that our clients receive as a result of our services. To the extent that violations or liability for violations of these laws and regulations require intent, it may be alleged that this percentage calculation provides us or our employees with incentive to commit or overlook fraud or abuse in connection with submission and payment of reimbursement claims. The U.S. Centers for Medicare and Medicaid Services has stated that it is concerned that percentage-based billing services may encourage billing companies to engage in or overlook fraudulent or abusive practices.

In addition, we may contract with third parties that offer software relating to the selection or verification of codes used to identify and classify the services for which reimbursement is sought. Submission of codes that do not accurately reflect the services provided or the location or method of their provision may constitute a violation of false or fraudulent claims laws. Our ability to comply with these laws depends on the coding decisions made by our clients and the accuracy of our vendors’ software and services in suggesting possible codes to our clients and verifying that proper codes have been selected.

HIPAA and other Health Privacy Regulations.    There are numerous federal and state laws related to patient privacy. In particular, the Health Insurance Portability and Accountability Act of 1996, or HIPAA, includes privacy standards that protect individual privacy by limiting the uses and disclosures of individually identifiable health information and implementing data security standards that require covered entities to implement administrative, physical, and technological safeguards to ensure the confidentiality, integrity, availability, and security of individually identifiable health information in electronic form. HIPAA also specifies formats that must be used in certain electronic transactions, such as claims, payment advice, and eligibility inquiries. Because we translate electronic transactions to and from HIPAA-prescribed electronic formats and other forms, we are considered a clearinghouse and, as such, a covered entity subject to HIPAA. In addition, our clients are also covered entities and are mandated by HIPAA to enter into written agreements with us—known as business associate agreements—that require us to safeguard individually identifiable health information. Business associate agreements may include:

•	a description of our permitted uses of individually identifiable health information;

•	a covenant not to disclose that information except as permitted under the agreement and to make our subcontractors, if any, subject to the same restrictions;

•	assurances that appropriate administrative, physical, and technical safeguards are in place to prevent misuse of that information;

•	an obligation to report to our client any use or disclosure of that information other than as provided for in the agreement;

•	a prohibition against our use or disclosure of that information if a similar use or disclosure by our client would violate the HIPAA standards;

•	the ability of our clients to terminate the underlying support agreement if we breach a material term of the business associate agreement and are unable to cure the breach;

•	the requirement to return or destroy all individually identifiable health information at the end of our support agreement; and

•	access by the Department of Health and Human Services to our internal practices, books, and records to validate that we are safeguarding individually identifiable health information.

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We may not be able to adequately address the business risks created by HIPAA implementation. Furthermore, we are unable to predict what changes to HIPAA or other laws or regulations might be made in the future or how those changes could affect our business or the costs of compliance. For example, the provisions of the HITECH Act and the regulations issued under it have provided clarification of certain aspects of both the Privacy and Security Rules, expansion of the disclosure requirements for a breach of the Security Rule, and strengthening of the civil and criminal penalties for failure to comply with HIPAA. In addition, ONCHIT is coordinating the ongoing development of standards to enable interoperable health information technology infrastructure nationwide based on the widespread adoption of electronic health records in the health care sector. We are unable to predict what, if any, impact the changes in such standards will have on our compliance costs or our services.

In addition, some payers and clearinghouses with which we conduct business interpret HIPAA transaction requirements differently than we do. Where clearinghouses or payers require conformity with their interpretations as a condition of effecting transactions, and their interpretations are no less stringent than ours, we seek to comply with their interpretations.

The HIPAA transaction standards include proper use of procedure and diagnosis codes. Since these codes are selected or approved by our clients, and since we do not verify their propriety, some of our capability to comply with the transaction standards is dependent on the proper conduct of our clients.

Among our services, we provide telephone reminder services to patients, Internet- and telephone-based access to medical test results, pager and email notification to practices of patient calls, and patient call answering services. We believe that reasonable efforts to prevent disclosure of individually identifiable health information have been and are being taken in connection with these services, including the use of multiple-password security. However, any failure of our clients to provide accurate contact information for their patients or physicians or any breach of our telecommunications systems could result in a disclosure of individually identifiable health information.

In addition to the HIPAA Privacy and Security Rules and the HITECH Act requirements, most states have enacted patient confidentiality laws that protect against the disclosure of confidential medical and other personally identifiable information, and many states have adopted or are considering further legislation in this area, including privacy safeguards, security standards, and data security breach notification requirements. Such state laws, if more stringent than HIPAA and HITECH Act requirements, are not preempted by the federal requirements, and we are required to comply with them.

Failure by us to comply with any of the federal and state standards regarding patient privacy may subject us to penalties, including civil monetary penalties and, in some circumstances, criminal penalties. In addition, such failure may injure our reputation and adversely affect our ability to retain clients and attract new clients.

In addition to false claims and HIPAA requirements, we are subject to a variety of other regulatory schemes, including:

•	Anti-Kickback and Anti-Bribery Laws. There are federal and state laws that govern patient referrals, physician financial relationships, and inducements to health care providers and patients. For example, the federal health care programs’ anti-kickback law prohibits any person or entity from offering, paying, soliciting, or receiving anything of value, directly or indirectly, for the referral of patients covered by Medicare, Medicaid, and other federal health care programs or the leasing, purchasing, ordering, or arranging for or recommending the lease, purchase, or order of any item, good, facility, or service covered by these programs. Many states also have similar anti-kickback laws that are not necessarily limited to items or services for which payment is made by a federal health care program. Moreover, both federal and state laws forbid bribery and similar behavior. Any determination by a state or federal regulatory agency that any of our activities or those of our clients, vendors, or channel partners violate any of these laws could subject us to civil or criminal penalties, require us to change or terminate some portions of our business, require us to refund a portion of our service fees, disqualify us from providing services to clients doing business with government programs, and have an adverse effect on our business. As the recipients of those orders will in certain instances pay us for the submission of accurate, complete, and readable orders instead of the handwritten and often incomplete orders traditionally submitted, our service could potentially be seen as providing referrals to the order recipients in exchange for payment. Although the Office of Inspector General issued an Advisory Opinion in November 2011 stating that our receipt of payments in such instances would not violate federal anti-kickback laws, we cannot predict whether changes in the law or our services might lead to a challenge of the legality of those services by government regulators. Even an unsuccessful challenge by regulatory authorities of our activities could result in adverse publicity and could require a costly response from us.

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•	Anti-Referral Laws. There are federal and state laws that forbid payment for patient referrals, patient brokering, remuneration of patients, or billing based on referrals between individuals or entities that have various financial, ownership, or other business relationships with health care providers. In many cases, billing for care arising from such actions is illegal. These vary widely from state to state, and one of the federal laws—called the Stark Law—is very complex in its application. Any determination by a state or federal regulatory agency that any of our clients violate or have violated any of these laws may result in allegations that claims that we have processed or forwarded are improper. This could subject us to civil or criminal penalties, require us to change or terminate some portions of our business, require us to refund portions of our services fees, and have an adverse effect on our business. Even an unsuccessful challenge by regulatory authorities of our activities could result in adverse publicity and could require a costly response from us.

•	Corporate Practice of Medicine Laws and Fee-Splitting Laws. Many states have laws forbidding physicians from practicing medicine in partnership with non-physicians, such as business corporations. In some states, including New York, these take the form of laws or regulations forbidding splitting of physician fees with non-physicians or others. In some cases, these laws have been interpreted to prevent business service providers from charging their physician clients on the basis of a percentage of collections or charges. We have varied our charge structure in some states to comply with these laws, which may make our services less desirable to potential clients. Any determination by a state court or regulatory agency that our service contracts with our clients violate these laws could subject us to civil or criminal penalties, invalidate all or portions of some of our client contracts, require us to change or terminate some portions of our business, require us to refund portions of our services fees, and have an adverse effect on our business. Even an unsuccessful challenge by regulatory authorities of our activities could result in adverse publicity and could require a costly response from us.

•	Anti-Assignment Laws. There are federal and state laws that prohibit or limit assignment of claims for reimbursement from government-funded programs. In some cases, these laws have been interpreted in regulations or policy statements to limit the manner in which business service companies may handle checks or other payments for such claims and to limit or prevent such companies from charging their physician clients on the basis of a percentage of collections or charges. Any determination by a state court or regulatory agency that our service contracts with our clients violate these laws could subject us to civil or criminal penalties, invalidate all or portions of some of our client contracts, require us to change or terminate some portions of our business, require us to refund portions of our service fees, and have an adverse effect on our business. Even an unsuccessful challenge by regulatory authorities of our activities could result in adverse publicity and could require a costly response from us.

•	Prescribing Laws. The use of our software by physicians to perform a variety of functions relating to prescriptions, including electronic prescribing, electronic routing of prescriptions to pharmacies, and dispensing of medication, is governed by state and federal law, including fraud and abuse laws, drug control regulations, and state department of health regulations. States have differing prescription format requirements, and, due in part to recent industry initiatives, federal law and the laws of all 50 states now provide a regulatory framework for the electronic transmission of prescription orders. Regulatory authorities such as the U.S. Department of Health and Human Services’ Centers for Medicare and Medicaid Services may impose functionality standards with regard to electronic prescribing and EHR technologies. Any determination that we or our clients have violated prescribing laws may expose us to liability, loss of reputation, and loss of business. These laws and requirements may also increase the cost and time necessary to market new services and could affect us in other respects not presently foreseeable.

•	Electronic Health Records Laws. A number of federal and state laws govern the use and content of electronic health record systems, including fraud and abuse laws that may affect how such technology is provided. As a company that provides EHR functionality, our systems and services must be designed in a manner that facilitates our clients’ compliance with these laws. Because this is a topic of increasing state and federal regulation, we expect additional and continuing modification of the current legal and regulatory environment. We cannot predict the content or effect of possible future regulation on our business activities. Department of Health and Human Services (HHS). The 2011/2012 criteria support the Stage 1 meaningful use measures required to qualify eligible providers and hospitals for funding under the HITECH Act. While we believe that our system is well designed in terms of function and interoperability, we cannot be certain that it will meet future requirements.

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•	Claims Transmission Laws. Our services include the manual and electronic transmission of our client’s claims for reimbursement from payers. Federal and various state laws provide for civil and criminal penalties for any person who submits, or causes to be submitted, a claim to any payer (including, without limitation, Medicare, Medicaid, and any private health plans and managed care plans) that is false or that overbills or bills for items that have not been provided to the patient. Although we do not determine what is billed to a payer, to the extent that such laws apply to a service that merely transmits claims on behalf of others, we could be subject to the same civil and criminal penalties as our clients.

•	Prompt Pay Laws. Laws in many states govern prompt payment obligations for health care services. These laws generally define claims payment processes and set specific time frames for submission, payment, and appeal steps. They frequently also define and require clean claims. Failure to meet these requirements and time frames may result in rejection or delay of claims. Failure of our services to comply may adversely affect our business results and give rise to liability claims by clients.

•	Medical Device Laws. The U.S. Food and Drug Administration (FDA) has promulgated a draft policy for the regulation of computer software products as medical devices under the 1976 Medical Device Amendments to the Federal Food, Drug and Cosmetic Act. In addition, in February 2011 the FDA issued a final rule regarding regulation of Medical Device Data Systems (MDDSs), which are systems that are intended to transfer, store, convert, or display medical device data. While EHRs are expressly exempted from the final rule, it is possible that future changes in our services could involve the transfer, storage, conversion, or display of medical device data. In addition, a report, due by early 2014 from the FDA, ONCHIT, and the Federal Communications Commission, is expected to propose a regulatory framework for health information technology for the purpose of promoting innovation, protecting patient safety, and avoiding regulatory duplication. To the extent that our software is considered a medical device under the policy or an MDDS under the final rule, or is the subject of additional regulation promulgated as a result of the report, we, as a provider of application functionality, could be required, depending on the functionality, to:

o	register and list our products with the FDA;

o	notify the FDA and demonstrate substantial equivalence to other products on the market before marketing our functionality; or

o	obtain FDA approval by demonstrating safety and effectiveness before marketing our functionality.

The FDA can impose extensive requirements governing pre- and post-market conditions, such as service investigation and others relating to approval, labeling, and manufacturing. In addition, the FDA can impose extensive requirements governing development controls and quality assurance processes.

Potential health care reform and new regulatory requirements placed on our software, services, and content could impose increased costs on us, delay or prevent our introduction of new services types, and impair the function or value of our existing service types.

Our services may be significantly impacted by health care reform initiatives and will be subject to increasing regulatory requirements, either of which could affect our business in a multitude of ways. If substantive health care reform or applicable regulatory requirements are adopted, we may have to change or adapt our services and software to comply. Reform or changing regulatory requirements may also render our services obsolete or may block us from accomplishing our work or from developing new services. This may in turn impose additional costs upon us to adapt to the new operating environment or to further develop services or software. Such reforms may also make introduction of new service types more costly or more time-consuming than we currently anticipate. Such changes may even prevent introduction by us of new services or make the continuation of our existing services unprofitable or impossible.

Potential additional regulation of the disclosure of health information outside the United States may adversely affect our operations and may increase our costs.

Federal or state governmental authorities may impose additional data security standards or additional privacy or other restrictions on the collection, use, transmission, and other disclosures of health information. Legislation has been proposed at various times at both the federal and the state level that would limit, forbid, or regulate the use or transmission of medical information outside of the United States. Such legislation, if adopted, may render our use of our off-shore partners, such as our data-entry and customer service providers, for work related to such data impracticable or substantially more expensive. Alternative processing of such information within the United States may involve substantial delay in implementation and increased cost.

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Due to the particular nature of certain services we provide or the manner in which we provide them, we may be subject to government regulation unrelated to health care.

While our services are primarily subject to government regulations pertaining to health care, certain aspects of those services may require us to comply with regulatory schemes from other areas. Examples of such regulatory schema include:

Antitrust Laws.    Our national cloud-based network allows us access to cost and pricing data for a large number of providers in most regional markets, as well as to the contracted rates for third-party payers. To the extent that our services enable providers to compare their cost and pricing data with those of their competitors, those providers could collude to increase the pricing for their services, to reduce the compensation they pay their employees, or to collectively negotiate agreements with third parties. Similarly, if payers are able to compare their contracted rates of payment to providers, those payers may seek to reduce the amounts they might otherwise pay. Such actions may be deemed to be anti-competitive and a violation of federal antitrust laws. To the extent that we are deemed to have enabled such activities, we could be subject to fines and penalties imposed by the U.S. Department of Justice or the Federal Trade Commission and be required to curtail or terminate the services that permitted such collusion.

Debt Collection Laws.    As a billing service that offers patient communication and registration services, our employees or those of our service providers may from time to time come into contact with patients who owe our clients outstanding amounts. Communications with patients that relate to amounts owed may be deemed to subject us or our service providers to federal or state debt collection laws and regulations. Such laws and regulations, if deemed to apply to us, could require registration with government agencies and compliance with significant administrative obligations (e.g., to maintain an in-state office with local employees), which could result in increased expenses and subject us to fines and penalties for violation. Following the disclosure in 2012 of the methods used by debt collector Accretive Health to obtain payment of amounts owed by patients to one of its hospital clients, heightened focus on debt collection practices may lead to additional regulation and greater scrutiny of existing debt collection practices.

Subsidy of services similar to ours may reduce client demand if we do not participate in such programs.

In the past few years, entities such as the Massachusetts Healthcare Consortium have offered to subsidize adoption by physicians of EHR technology. In addition, federal regulations have been changed to permit such subsidy from additional sources, subject to certain limitations, and the current administration passed the HITECH Act, which provides federal support for EHR initiatives. While we have qualified for and participated in many of such subsidy programs, we cannot guarantee that we will be able to do so in the future. To the extent that we do not participate in such programs, demand for our services may be reduced, which may decrease our revenues.

The price of our common stock may continue to be volatile.

The trading price of our common stock has been and is likely to remain highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control or unrelated to our operating performance. In addition to the factors discussed in this “Risk Factors” section and elsewhere, these factors include: the operating performance of similar companies; the overall performance of the equity markets; the announcements by us or our competitors of acquisitions, business plans, or commercial relationships; threatened or actual litigation; changes in laws or regulations relating to the provision of health care or the sale of health insurance; any major change in our board of directors or management; publication of research reports or news stories about us, our competitors, or our industry or positive or negative recommendations or withdrawal of research coverage by securities analysts; large volumes of sales of our shares of common stock by existing stockholders; and general political and economic conditions.

In addition, the stock market in general, and the market for Internet-related companies in particular, has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies securities This litigation, if instituted against us, could result in very substantial costs; divert our management’s attention and resources; and harm our business, operating results, and financial condition.

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Delaware law might discourage, delay, or prevent a change of control of our company or changes in our management and, therefore, depress the trading price of our common stock.

Delaware law may discourage, delay, or prevent a merger, acquisition, or other change in control that stockholders may consider favorable, including transactions in which they might otherwise receive a premium for their shares of our common stock. These provisions may also prevent or frustrate attempts by our stockholders to replace or remove our management. These provisions include: limitations on the removal of director; advance notice requirements for stockholder proposals and nominations; inability of stockholders to act by written consent or call special meetings; and the ability of our board of directors to make, alter or repeal our by-laws.

Delaware General Corporation Law prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder (generally an entity that, together with its affiliates, owns, or within the last three years has owned, 15% or more of our voting stock) for a period of three years after the date of the transaction in which the entity became an interested stockholder, unless the business combination is approved in a prescribed manner.

The existence of the foregoing provisions and anti-takeover measures could limit the price that investors might be willing to pay in the future for shares of our common stock. They could also deter potential acquirers of our company, thereby reducing the likelihood that stockholders could receive a premium for their common stock in an acquisition.

Risks Associated with Investing in our Common Stock

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If we obtain additional financing, existing investor interests may be diluted. We may need to raise additional funds in the near future to fund our operations, deliver, expand, or enhance our products and services, finance acquisitions and respond to competitive pressures or perceived opportunities. If we raise additional funds by issuing equity or convertible debt securities, the percentage ownership of our investors will be diluted. Furthermore, we cannot assure you that additional financing will be available when and to the extent we require it or that, if available, it will be on acceptable terms.

Because we may be subject to the “penny stock” rules, you may have difficulty in selling our common stock. Because our stock price is less than $5.00 per share, our stock may be subject to the SEC’s penny stock rules, which impose additional sales practice requirements and restrictions on broker-dealers that sell our stock to persons other than established customers and institutional accredited investors. The application of these rules may affect the ability of broker-dealers to sell our common stock and may affect your ability to sell any common stock you may own.

According to the SEC, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Additionally, we may be subject to short selling, manipulation by others, and the regulations of the Pink Sheets OTC markets, all of which may be outside our control.

The volatility of and limited trading market in our common stock may make it difficult for you to sell our common stock for a positive return on your investment. The public market for our common stock has historically been very volatile. Any future market price for our shares is likely to continue to be very volatile. Further, our common stock is not actively traded, which may amplify the volatility of our stock. These factors may make it more difficult for you to sell shares of common stock.

The registration and potential sale, either pursuant to a prospectus or pursuant to Rule 144, by certain of our selling stockholders of a significant number of shares could encourage short sales by third parties. There may be significant downward pressure on our stock price caused by the sale or potential sale of a significant number of shares by certain of our selling stockholders pursuant to this prospectus, which could allow short sellers of our stock an opportunity to take advantage of any decrease in the value of our stock. The presence of short sellers in our common stock may further depress the price of our common stock.

If the selling stockholders sell a significant number of shares of common stock, the market price of our common stock may decline. Furthermore, the sale or potential sale of the offered shares pursuant to a prospectus and the depressive effect of such sales or potential sales could make it difficult for us to raise funds from other sources.

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Our listing in the “Pink Sheets” limits the marketability of our stock. We are traded in the Pink Sheets. Companies in this market generally are disadvantaged in attracting investor interest.

Because we do not intend to pay any dividends on our common shares, investors seeking dividend income or liquidity should not purchase our shares. We do not currently anticipate declaring and paying dividends to our shareholders in the near future.  It is our current intention to apply net earnings, if any, in the foreseeable future to increasing our working capital. Prospective investors seeking or needing dividend income or liquidity should, therefore, not purchase our common stock. We currently have no revenues and a history of losses, so there can be no assurance that we will ever have sufficient earnings to declare and pay dividends to the holders of our shares, and in any event, a decision to declare and pay dividends is at the sole discretion of our board of directors, who currently do not intend to pay any dividends on our common shares for the foreseeable future.

As an issuer of “penny stock” the protection provided by the federal securities laws relating to forward looking statements does not apply to us.  Although the federal securities law provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, if we are a penny stock we will not have the benefit of this safe harbor protection in the event of any based upon an claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading.

The volatility of and limited trading market in our common stock may make it difficult for you to sell our common stock for a positive return on your investment.  The public market for our common stock has historically been very volatile. Any future market price for our shares is likely to continue to be very volatile. Further, our common stock is not actively traded, which may amplify the volatility of our stock. These factors may make it more difficult for you to sell shares of common stock.

Statements Regarding Forward-looking Statements

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This Disclosure Statement contains various "forward-looking statements." You can identify forward-looking statements by the use of forward-looking terminology such as "believes," "expects," "may," "will," "would," "could," “should," "seeks," "approximately," "intends," "plans," "projects," "estimates" or "anticipates" or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. These statements may be impacted by a number of risks and uncertainties.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our Securities. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section entitled "Risk Factors."

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USE OF PROCEEDS

If we sell all of the shares being offered, our net proceeds (after our estimated offering expenses of ($40,000.00) will be $1,960,000.00. We will use these net proceeds for the following.

Percentage of Offering Sold	Offering Proceeds	Approximate Offering Expenses	Total Net Offering Proceeds	Principal Uses of Net Proceeds
				Utility Patent & R&D 300,000
				Working capital 160,000
25.00%	$500,000	40,000.00	$460,000.00	$460,000.00

If 50% of the Shares offered are sold:

Percentage of Offering Sold	Offering Proceeds	Approximate Offering Expenses	Total Net Offering Proceeds	Principal Uses of Net Proceeds
				Utility Patent & R&D 800,000
				Working capital 160,000
50.00%	$1,000,000	$40,000.00	$960,000	$960,000

If 75% of the Shared offered are sold:

Percentage of Offering Sold	Offering Proceeds	Approximate Offering Expenses	Total Net Offering Proceeds	Principal Uses of Net Proceeds
				Utility Patent & R&D 800,000
				Working capital 160,000
				Acquisition EHR/EMR 500,000
75.00%	$1,500,000	$40,000.00	$1,460,000	$1,460,000

If 100% of the Shares offered are sold:

Percentage of Offering Sold	Offering Proceeds	Approximate Offering Expenses	Total Net Offering Proceeds	Principal Uses of Net Proceeds
				Utility Patent & R&D 800,000
				Working capital 160,000
				Acquisition EHR/EMR 1,000,000
100.00%	$2,000,000	$40,000.00	$1,960,000.00	$1,960,000.00

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The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors.

As indicated in the table above, if we sell only 75%, or 50%, or 25% of the shares offered for sale in this offering, we would expect to use the resulting net proceeds for the same purposes as we would use the net proceeds from a sale of 100% of the shares, and in approximately the same proportions, until such time as such use of proceeds would leave us without working capital reserve. At that point we would expect to modify our use of proceeds by limiting our expansion, leaving us with the working capital reserve indicated.

The expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. The amounts and timing of our actual expenditures, specifically with respect to working capital, may vary significantly depending on numerous factors. The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

In the event we do not sell all of the shares being offered, we may seek additional financing from other sources in order to support the intended use of proceeds indicated above. If we secure additional equity funding, investors in this offering would be diluted. In all events, there can be no assurance that additional financing would be available to us when wanted or needed and, if available, on terms acceptable to us.

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DILUTION

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If you purchase shares in this offering, your ownership interest in our Common Stock will be diluted immediately, to the extent of the difference between the price to the public charged for each share in this offering and the net tangible book value per share of our Common Stock after this offering.

Our historical net tangible book value as of June 30, 2018 of $(632,267) and or $(0.0000) per then-outstanding share of our Common Stock. Historical net tangible book value per share equals the amount of our total tangible assets less total liabilities, divided by the total number of shares of our Common Stock outstanding, all as of the date specified.

The following table illustrates the per share dilution to new investors discussed above, assuming the sale of, respectively, 100%, 75%, 50% and 25% of the shares offered for sale in this offering (after deducting estimated offering expenses of $40,000):

Percentage of shares offered that are sold	100%	75%	50%	25%

Price to the public charged for each share in this offering	0.0001	0.0000	0.0001	0.0001

Historical net tangible book value per share as of June 30, 2017 (1)	0.0000	0.0000	0.0000	0.0001

Increase in net tangible book value per share attributable to new investors in this offering (2)	0.0002	0.0001	0.0001	0.0000

Net tangible book value per share, after this offering	0.0001	0.0001	0.0001	0.0000

Dilution per share to new investors	0.0000	0.0000	0.0001	0.0001

(1)	Based on net tangible book value as of June 30, 2018 of $(632,267) and 10,076,298,915 issued and outstanding shares of Common Stock as of June 30, 2018.

(2)	After deducting estimated offering expenses of $40,000.

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DISTRIBUTION

This Offering Circular is part of an Offering Statement that we filed with the SEC, using a continuous offering process. Periodically, as we have material developments, we will provide an Offering Circular supplement that may add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular supplement. The Offering Statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the SEC and any Offering Circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. See the section entitled “Additional Information” below for more details.

Pricing of the Offering

Prior to the Offering, there has been a limited public market for the Offered Shares. The initial public offering price was determined by negotiation between us and the Underwriter. The principal factors considered in determining the initial public offering price include:

•	the information set forth in this Offering Circular and otherwise available;

•	our history and prospects and the history of and prospects for the industry in which we compete;

•	our past and present financial performance;

•	our prospects for future earnings and the present state of our development;

•	the general condition of the securities markets at the time of this Offering;

•	the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and

•	other factors deemed relevant by us.

Offering Period and Expiration Date

This Offering will start on or after the Qualification Date and will terminate if the Minimum Offering is not reached or, if it is reached, on the Termination Date.

Procedures for Subscribing

When you decide to subscribe for Offered Shares in this Offering, you should:

Go to our website, click on the "Invest Now" button and follow the procedures as described.

1.	Electronically receive, review, execute and deliver to us a subscription agreement; and

2.	Deliver funds directly by wire or electronic funds transfer via ACH to the specified account maintained by us.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

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Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to the escrow account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

No Escrow

The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best efforts basis. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

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MANAGEMENT'S DISCUSSION

AND ANALYSIS OR PLAN OF OPERATION

This section includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking states are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or out predictions.

PLAN OF OPERATION

We currently operate in Sugar land, Texas providing medical blockchain data management services via Oracle Autonomous Blockchain Cloud Service.

We have embarked upon new growth opportunities in the blockchain technology space as user friendly medical records data storage. We see this as a subscription service provider in which our current customers and other medical professionals within our marketplace can utilize our encrypted blockchain data technology to interface with patients, shares records and data between providers and insurers. We brought on development expert Aurablocks, LLC a Oracle Silver Partner in blockchain open source code participants as partners and operators to develop this technology for product launch. Our mission is to improve quality of care through getting real time patient information to healthcare professionals in a safe, secure HIPPA compliant manner, thus saving time and reducing the overall cost of healthcare.

Liquidity and Capital

The company recognized $498,756 revenue for the period ended June 30, 2018. As of June 30, 2018 the company had liquid capital consisting of $40,800 accounts receivables, and $12,846 Cash in bank.

The company has sufficient liquidity and working capital to continue operations as a going concern.

Resources - Assets and Liabilities

The Company had accumulated deficit of $612,191 for the period as of June 30, 2018. The company recognized $498,756 revenue for the period ended June 30, 2018. As of June 30, 2018 the company had consolidated assets consisting of $40,800 accounts receivables, $26,875 fixed assets, $12,846 Cash in bank, and $1,200,000 in Goodwill. Management values the company’s goodwill at $1.2 Million based upon intangibles such as intellectual property of provisional patent, long term contracts and receivables.

Off-Balance Sheet Arrangements

We are not currently a party to, or otherwise involved with, any off-balance sheet arrangements that have or are reasonably likely to have a current or future material effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources. Item 3. Quantitative and Qualitative Disclosure about Market Risk Not applicable. Item 4. Controls and Procedures (a) Evaluation of Disclosure Controls and Procedures.

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Quantitative and Qualitative Disclosure about Market Risk

Not applicable.

Controls and Procedures

Evaluation of Disclosure Controls and Procedures

Our management, with the participation of our Chief Executive Officer and our Chief Financial Officer, evaluated the effectiveness of the design and operation of our disclosure controls and procedures and determined that our disclosure controls and procedures were effective as of the end of the period covered by this Quarterly Report. The evaluation considered the procedures designed to ensure that the information required to be disclosed by us in reports filed or submitted under the OTC Markets Rules is recorded, processed, summarized and reported within the time periods specified in the OTC Markets rules and forms and communicated to our management as appropriate to allow timely decisions regarding required disclosure.

Changes in Internal Control over Financial Reporting

During the period covered by this Report, there was no change in our internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

Inherent Limitations of Disclosure Controls and Internal Controls over Financial Reporting

Because of its inherent limitations, internal controls over financial reporting may not prevent or detect misstatements. Projections of any evaluation or effectiveness to future periods are subject to risks that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

BUSINESS

Quantum Medical Transport, Inc.

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Quantum Medical Transport, Inc. – Our Company

QUANTUM MEDICAL TRANSPORT, INC. DBA Quantum Medical Data Services is a medical blockchain data services company. The company is developing a proprietary medical blockchain technology for secure data storage and data transfer in a HIPAA compliant manner. The technology is called QuantH V1.0. The company has a provisional patent and is in the process of developing its product proof of concept user interface model and completing utility patent.

We see a significant opportunity for growth in our industry. We have embarked upon new growth opportunities in the blockchain technology space as user friendly medical records data storage and transport provider. We see this as a subscription service provider in which our current customers and other medical professionals within our marketplace can utilize our encrypted blockchain data technology to interface with patients, shares records and data between providers and insurers. We will be brining on experts in blockchain open source code participants as partners and operators to develop this technology for product launch. Our mission is to improve quality of care through getting real time patient information to healthcare professionals in a safe, secure HIPAA compliant manner, thus saving time and reducing the overall cost of healthcare.

QuantH leading the path toward Blockchain-based medical records secure storage and sharing implementation of a patient controlled, blockchain-based system for clinical record maintenance and sharing. To understand how blockchain technology can improve the security and efficiency of electronic health data storage and sharing, it is first necessary to provide an overview of blockchain technology and its benefits.

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Blockchain technology rests on three foundational principles. First, data is stored in a public, indestructible transaction ledger that anyone can read. Because the transactions can never be deleted or changed, there is always a complete and irrefutable record of all transactions. Second, blockchains are implemented in a decentralized network of computing nodes, which makes them robust against failures and attacks. Decentralization also means that no entity owns or controls the blockchain. Third, the metadata describing each transaction is available to everyone on the system, but that does not mean the data stored within the blockchain is readable. Blockchain relies on pseudoanonymity (replacing names with identifiers) and public key infrastructure (PKI), which allows the blockchain’s contents to be encrypted in a way that is prohibitively expensive to crack. When applying blockchain technology to health data, each of these foundational principles apply.

Distributed Healthcare Transaction Ledger

Healthcare providers, payers and patients would contribute encrypted data, which would reference a patient ID, to a public blockchain. This could include clinical data that is stored in EHR systems today; claims history and gaps in care from payers; and family history and device readings from patients. This information would be encrypted and stored in the blockchain and could only be decrypted by parties that have the patient’s private key.

Because the ledger is indestructible, no one can erase or alter the record. Updates include metadata records of the date, time, location and entity making the update. In this way, a blockchain-based medical record will be self-auditing.

Public Key Cryptography is an encryption system that uses pairs of keys: a “public key” available to everyone and a “private key” that is known only to its holder. Either key may be used to encrypt a message, but the other key must decrypt the message. Practically speaking, there are two use cases involving public and private keys. First, a sender can encode a message with a public key and be sure that only the holder of the private key can decrypt it. Second, a message or document can be encrypted with a private key. If the message makes sense when it is decrypted using the corresponding public key, it’s guaranteed that the holder of the private key is the party that encrypted the message. This is sometimes called “signing” a message12 because it is analogous to someone putting his unique signature on a document.

Blockchain also supports a concept called M-of-N signatures or “multisig,” meaning that there are a total of N cryptographic keys, and at least M of them have to be present in order to decrypt the data. In this way, the patient can provide keys to authorized caregivers, doctors and others to grant access without the patient’s specific key. This is useful when the patient is incapacitated and cannot provide consent to access the data.

Public Key Cryptography is an important concept for blockchain. All transactions are signed with private keys as a way of establishing the participants’ identities. In the context of storing healthcare data in a blockchain, cryptography would have the additional role of encrypting the contents of the message, so that only intended users can read its contents.

Currently in the ecosystem of health records, each hospital or health system serves as its own central authority to provide record keeping and transmission services.

The traditional, centralized transaction infrastructure is a natural solution to the problem. While it has many advantages, there are also drawbacks. A centralized infrastructure is vulnerable to hackers using ransom ware, failure, corruption and attack. This architecture causes the information silos that are prevalent in healthcare today to be significantly vulnerable.

Blockchain replaces the centralized infrastructure with a distributed one. The blockchain software is running on thousands of nodes distributed across an entire network globally. To process a transaction, it is distributed to all the network nodes, and the transaction is cleared when the nodes have reached a consensus to accept the new transaction into the common ledger.

The process is technologically sophisticated, but it replaces entire record keeping and transaction processing institutions. This lowers transaction overhead in terms of price and execution time. It also means there is no single point of failure, providing a more robust, safer infrastructure.

Implementation of the QuantH Blockchain Solution

To implement a blockchain-based healthcare record system, EHRs and other record keeping systems would encrypt and send a transaction containing patient care documents – encounter notes, prescriptions, family histories, etc. – into the public healthcare blockchain. The transaction would include a digital signature from the contributor to trace provenance and the patient’s blockchain ID as the recipient of the transaction.

After the documents are stored in the blockchain, patients would use a web-based or mobile application to view their blockchain contents and to grant or revoke access to specific parties via their private key.

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The distributed blockchain system has a number of advantages over current methods of record keeping:

1.	Patients become the platform, owning and controlling access to their healthcare data. This removes all obstacles to patients acquiring copies of their healthcare records or transferring them to another healthcare provider.
2.	Because data is stored on a decentralized network, there is no single institution that can be robbed or hacked to obtain a large number of patient records.
3.	Data is encrypted in the blockchain and can only be decrypted with the patient’s private key. Even if the network is infiltrated by a malicious party, there is no practical way to read patient data.
4.	The infrastructure itself provides auditing and non-repudiation capabilities. The methods used to add the data to the blockchain also include tamperproof timestamps, account IDs, and methods of determining if the contents have been altered.

A blockchain-based method of storing healthcare data includes all the expected criteria of a medical record keeping system, and it goes beyond what a traditional, centralized system can do because it improves patients’ access to their records and strengthens security against data breaches.

The proposed solution begins with today’s health IT systems, primarily EHRs, but also potentially includes laboratory information systems, radiology systems, payer databases, medical devices and consumer devices. These systems will continue to operate as they do today, storing data in their proprietary databases. In addition to storing its own copy of the data, each system will also transmit a copy to the blockchain-based PHR.

All EHR systems that are Meaningful Use compliant must provide the ability for patients to view, download and transmit their health information in human readable as well as machine readable format15. The document format is C-CDA, a machine-readable XML format. By applying a style sheet to the C-CDA document, it becomes an HTML file that can be read by a human using a web browser.

Many health systems satisfy the view/download/transmit criterion by making C-CDA documents available to the patient on a patient portal. From there, the patient can download or forward the document to the destination of their choice. Some EHR systems also offer other methods of transmission that do not require a patient portal.

There are three options for connecting an EHR’s view/download/transmit function to a blockchain-based PHR:

Option 1: EHR vendors implement a blockchain client within their EHR software that communicates health information directly and automatically to the blockchain-based PHR. (See Figure 4 below.) This would be the preferred option, but it requires effort and cooperation on the part of EHR vendors and is unlikely to occur without regulation or incentive.

Option 2: EHR vendors use existing protocols, such as REST, SOAP or Direct Messaging to send health information to a blockchain-based PHR, which is equipped to receive data according to these standards. This would mean that the blockchain-based PHR would need to be able to handle these communication protocols and configured to receive documents from various sources. Such functionality is somewhat heavyweight for a blockchain-based system, which is conceived as a simple electronic transaction ledger.

Option 3: Patients continue to receive their health information through existing patient portals and then forward or upload the documents to the blockchain-based PHR. The lowest common denominator method will work in all cases, but it relies on the extra, manual step of the patient acting as an intermediary. In a worst-case scenario, this will result in incomplete records if the patient does not complete the manual step.

Option 3 is the simplest scenario and the easiest to implement. The feasibility of the other two options depends on the willingness of EHR vendors.

For systems other than EHRs, the situation is somewhat less clear. Conceptually, there are ways to split the stream of data coming out of these systems and send a copy to the blockchain-based PHR; however, the economics and regulatory issues involved may complicate and delay the implementation of these efforts.

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Patient Granting Access

•	Patient A grants access to EHR to Practitioner A
•	Practitioner A’s ID is added to Patient A’s authorized asset on the ledger
•	Patient A’s ID is added to Practitioner A’s authorized asset on the ledger
•	The Symmetric key for the EHR is decrypted with Patient A’s private key
•	Symmetric key is then encrypted with Practitioner A’s public key

Patient Revoking Access

•	Patient A revokes access from Practitioner A
•	Practitioner A’s ID is removed from Patient A’s authorized asset
•	Patient A’s ID is removed from Practitioner A’s authorized asset
•	Patient A’s private key is used to decrypt Symmetric key for EHR which is used to decrypt the EHR
•	The EHR is encrypted with a new Symmetric key
•	The new Symmetric key is encrypted with Patient A’s public key and the public keys of all the remaining ID’s that have permission

Practitioner Referring Patient

•	Practitioner A updates the permissions to allow Practitioner B to access the Patient’s EHR.
•	Chaincode will check that the Practitioner A has permission on the EHR.
•	Practitioner A uses its private key to decrypt the EHR’s symmetric key
•	Practitioner B’s public key is used to encrypt the Symmetric key
•	Practitioner B’s ID is added to Patient A’s authorized asset
•	Patient A’s ID is added to Practitioner B’s authorized asset

In essence, the blockchain is a shared database. Unlike a traditional database, however, there is no central ownership. Instead, data is managed through the consensus of participants in a network, who work together (with the help of cryptography) to decide what gets added, while each participant maintains an identical, full copy of all transactions. The network can be public (like bitcoin, open to anyone) or private (restricted to certain members). When new information needs to be added, every computer on the network is notified and updates its copy accordingly. The result is an expansive and distributed source of truth — built not from trust, but through cryptographically enforced consensus. Yet blockchain’s most important attribute is its immutability: once something has been added, it is permanent — stored across thousands of computers, cryptographically locked in history.

The technical details of how this is done are somewhat complex, but involve public/private key encryption (for anonymity), proof-of-work (for agreement on what gets added to the ledger), longest-chain rule (for resolving conflict), and peer-to-peer networks (for communication).

How Will QuantH Blockchain Technology Be Applied to Health Care?

Our primary platform use will be health care is data exchange. Take medication prescribing as an example. A patient’s medications are frequently prescribed and filled by different entities — hospitals, provider offices, pharmacies, etc. Each one maintains its own “source of truth” of medications for a patient, frequently with outdated or simply wrong information. As a result, providers in different networks, or on different EHRs, may not see one another’s prescriptions. Additionally, electronic prescriptions must be directed to specific pharmacies, and paper prescriptions can be duplicated or lost.

To counter these difficulties, a medication prescription blockchain could be a shared source of truth. Every prescription event would be known and shared by those authorized to see it. This would allow, for example, prescriptions to be written electronically without specifying a pharmacy, or prescriptions to be partially filled (and “fully” filled at a later date, by a different pharmacy). Since the QuantH blockchain would be the source of truth, each pharmacy would see all events surrounding that prescription — and could act accordingly. Most importantly, all health care providers could have an immediate view into a patient’s current medications, ensuring accuracy and fidelity.

Here are some of the other ways that QuantH blockchain platform may benefit health care:

•	Clinical data sharing. Advance directives, genetic studies, allergies, problem lists, imaging studies, and pathology reports are just some of the data elements that could be distributed. Alternately, instead of storing actual patient data, blockchain could be used to store access controls — like who a patient has authorized to see their health data — even if the clinical data itself is stored by the EHR.

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•	Public health. A shared, immutable stream of de-identified patient information could more readily identify pandemics, independent of governmental bodies currently aggregating this data — for example, an influenza reporting system.

•	Research and clinical trials. Distributing patient consent or trial results could foster data sharing, audit trials, and clinical safety analyses.

•	Administrative and financial information. Insurance eligibility and claims processing workflows could benefit from blockchain and have decreased transactional costs.

•	Patient and provider identity. National (or international) patient or provider identities could be secured in the blockchain, providing the basis for health data portability and security.

•	Patient-generated data. Personal health devices, “wearables,” “Internet of Things” (IOT) devices, and patient-reported outcomes are just some examples of patient-generated data that could leverage the blockchain for security and sharing.

The greatest potential of QuantH blockchain technology is the empowering of patients to own and gather their own data. Our health information technology framework — directly disrupts the siloed, centralized data stores that dominate health care data today.

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Regulation

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Although we generally do not contract with U.S., state or local government entities, the services that we provide are subject to a complex array of federal and state laws and regulations, including regulation by the Centers for Medicare and Medicaid Services, or CMS, of the U.S. Department of Health and Human Services, as well as additional regulation.

Government Regulation of Health Information

HIPAA Privacy and Security Rules. The Health Insurance Portability and Accountability Act of 1996, as amended, and the regulations that have been issued under it (collectively, “HIPAA”) contain substantial restrictions and requirements with respect to the use and disclosure of individuals’ protected health information. These are embodied in the Privacy Rule and Security Rule portions of HIPAA. The HIPAA Privacy Rule prohibits a covered entity from using or disclosing an individual’s protected health information unless the use or disclosure is authorized by the individual or is specifically required or permitted under the Privacy Rule. The Privacy Rule imposes a complex system of requirements on covered entities for complying with this basic standard. Under the HIPAA Security Rule, covered entities must establish administrative, physical, and technical safeguards to protect the confidentiality, integrity, and availability of electronic protected health information maintained or transmitted by them or by others on their behalf.

The HIPAA Privacy and Security Rules apply directly to covered entities, such as health care providers who engage in HIPAA-defined standard electronic transactions, health plans, and health care clearinghouses. Because we translate electronic transactions to and from the HIPAA-prescribed electronic forms and other forms, we are considered a clearinghouse, and as such are a covered entity. In addition, our clients are also covered entities. In order to provide clients with services that involve the use or disclosure of protected health information, the HIPAA Privacy and Security Rules require us to enter into business associate agreements with our clients. Such agreements must, among other things, provide adequate written assurances:

•	as to how we will use and disclose the protected health information;

•	that we will implement reasonable administrative, physical, and technical safeguards to protect such information from misuse;

•	that we will enter into similar agreements with our agents and subcontractors that have access to the information;

•	that we will report security incidents and other inappropriate uses or disclosures of the information; and

•	that we will assist the client in question with certain of its duties under the Privacy Rule.

HIPAA Transaction Requirements.    In addition to the Privacy and Security Rules, HIPAA also requires that certain electronic transactions related to health care billing be conducted using prescribed electronic formats. For example, claims for reimbursement that are transmitted electronically to payers must comply with specific formatting standards, and these standards apply whether the payer is a government or a private entity. As a covered entity subject to HIPAA, we must meet these requirements, and moreover, we must structure and provide our services in a way that supports our clients’ HIPAA compliance obligations.

HITECH Act.    The HITECH Act, which became law in February 2009, and the regulations issued under it, have provided, among other things, clarification of certain aspects of both the Privacy and Security Rules, expansion of the disclosure requirements for a breach of the Security Rule, and strengthening of the civil and criminal penalties for failure to comply with HIPAA. As these additional requirements become effective, we will be required to comply with them.

State Laws.    In addition to the HIPAA Privacy and Security Rules and the requirements imposed by the HITECH Act, most states have enacted patient confidentiality laws that protect against the disclosure of confidential medical information, and many states have adopted or are considering further legislation in this area, including privacy safeguards, security standards, and data security breach notification requirements. Such state laws, if more stringent than HIPAA and HITECH Act requirements, are not preempted by the federal requirements, and we must comply with them. For example, the Massachusetts Office of Consumer Affairs and Business Regulations issued final data security regulations, which became effective in March 2010 and establish minimum standards for protecting and storing personal information about Massachusetts residents contained in paper or electronic format.

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Government Regulation of Reimbursement

Our clients are subject to regulation by a number of governmental agencies, including those that administer the Medicare and Medicaid programs. Accordingly, our clients are sensitive to legislative and regulatory changes in, and limitations on, the government health care programs and changes in reimbursement policies, processes, and payment rates. During recent years, there have been numerous federal legislative and administrative actions that have affected government programs, including adjustments that have reduced or increased payments to physicians and other health care providers and adjustments that have affected the complexity of our work. It is possible that the federal or state governments will implement future reductions, increases, or changes in reimbursement under government programs that adversely affect our client base or our cost of providing our services.

Fraud and Abuse

A number of federal and state laws, loosely referred to as “fraud and abuse laws,” are used to prosecute health care providers, physicians, and others that make, offer, seek, or receive referrals or payments for products or services that may be paid for through any federal or state health care program and, in some instances, any private program. Given the breadth of these laws and regulations, they are potentially applicable to our business; the transactions that we undertake on behalf of our clients; and the financial arrangements through which we market, sell, and distribute our services. These laws and regulations include:

Anti-Kickback Laws.    There are numerous federal and state laws that govern patient referrals, physician financial relationships, and inducements to health care providers and patients. The federal health care programs’ anti-kickback law prohibits any person or entity from offering, paying, soliciting, or receiving anything of value, directly or indirectly, for the referral of patients covered by Medicare, Medicaid, and other federal health care programs or the leasing, purchasing, ordering, or arranging for or recommending the lease, purchase, or order of any item, good, facility, or service covered by these programs. Courts have construed this anti-kickback law to mean that a financial arrangement may violate this law if any one of the purposes of one of the arrangements is to encourage patient referrals or other federal health care program business, regardless of whether there are other legitimate purposes for the arrangement. There are several limited exclusions known as safe harbors that may protect some arrangements from enforcement penalties. These safe harbors have very limited application. Penalties for federal anti-kickback violations are severe, and include imprisonment, criminal fines, civil money penalties with triple damages, and exclusion from participation in federal health care programs. Many states have similar anti-kickback laws, some of which are not limited to items or services for which payment is made by a government health care program.

False or Fraudulent Claim Laws.    There are numerous federal and state laws that forbid submission of false information, or the failure to disclose information, in connection with the submission and payment of physician claims for reimbursement. In some cases, these laws also forbid abuse in connection with such submission and payment, for example, by systematic over treatment or duplicate billing for the same services to collect increased or duplicate payments. These laws and regulations may change rapidly, and it is frequently unclear how they apply to our business. For example, one federal false claim law forbids knowing submission to government programs of false claims for reimbursement for medical items or services. Under this law, knowledge may consist of willful ignorance or reckless disregard of falsity. How these concepts apply to services such as ours that rely substantially on automated processes has not been well defined in the regulations or relevant case law. As a result, our errors with respect to the formatting, preparation, or transmission of such claims and any mishandling by us of claims information that is supplied by our clients or other third parties may be determined to, or may be alleged to, involve willful ignorance or reckless disregard of any falsity that is later determined to exist.

In most cases where we are permitted to do so, we charge our clients a percentage of the collections that they receive as a result of our services. To the extent that liability under fraud and abuse laws and regulations requires intent, it may be alleged that this percentage calculation provides us or our employees with incentive to commit or overlook fraud or abuse in connection with submission and payment of reimbursement claims. CMS has stated that it is concerned that percentage-based billing services may encourage billing companies to commit or to overlook fraudulent or abusive practices.

PPACA.    In addition to the provisions relating to health care access and delivery, the Patient Protection and Affordable Care Act made changes to health care fraud and abuse laws. The PPACA expands false claim laws, amends key provisions of other anti-fraud and abuse statutes, provides the government with new enforcement tools and funding for enforcement, and enhances both criminal and administrative penalties for noncompliance. The PPACA may result in increased anti-fraud enforcement activities.

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Stark Law and Similar State Laws.    The Ethics in Patient Referrals Act, known as the Stark Law, prohibits certain types of referral arrangements between physicians and health care entities. Physicians are prohibited from referring patients for certain designated health services reimbursed under federally funded programs to entities with which they or their immediate family members have a financial relationship or an ownership interest, unless such referrals fall within a specific exception. Violations of the statute can result in civil monetary penalties and/or exclusion from the Medicare and Medicaid programs. Furthermore, reimbursement claims for care rendered under forbidden referrals may be deemed false or fraudulent, resulting in liability under other fraud and abuse laws.

Laws in many states similarly forbid billing based on referrals between individuals and /or entities that have various financial, ownership, or other business relationships. These laws vary widely from state to state.

Corporate Practice of Medicine Laws, Fee-Splitting Laws, and Anti-Assignment Laws

In many states, there are laws that prohibit non-licensed practitioners from practicing medicine, prevent corporations from being licensed as practitioners, and prohibit licensed medical practitioners from practicing medicine in partnership with non-physicians, such as business corporations. In some states, these prohibitions take the form of laws or regulations forbidding the splitting of physician fees with non-physicians or others. In some cases, these laws have been interpreted to prevent business service providers from charging their physician clients on the basis of a percentage of collections or charges.

There are also federal and state laws that forbid or limit assignment of claims for reimbursement from government-funded programs. Some of these laws limit the manner in which business service companies may handle payments for such claims and prevent such companies from charging their physician clients on the basis of a percentage of collections or charges. In particular, the Medicare program specifically requires that billing agents who receive Medicare payments on behalf of medical care providers must meet the following requirements:

•	the agent must receive the payment under an agreement between the provider and the agent;

•	the agent’s compensation may not be related in any way to the dollar amount billed or collected;

•	the agent’s compensation may not depend upon the actual collection of payment;

•	the agent must act under payment disposition instructions, which the provider may modify or revoke at any time; and

•	in receiving the payment, the agent must act only on behalf of the provider, except insofar as the agent uses part of that payment to compensate the agent for the agent’s billing and collection services.

Medicaid regulations similarly provide that payments may be received by billing agents in the name of their clients without violating anti-assignment requirements if payment to the agent is related to the cost of the billing service, not related on a percentage basis to the amount billed or collected, and not dependent on collection of payment.

Electronic Prescribing Laws

States have differing prescription format and signature requirements. Many existing laws and regulations, when enacted, did not anticipate the methods of e-commerce now being developed. However, due in part to recent industry initiatives, federal law and the laws of all 50 states now permit the electronic transmission of prescription orders. In addition, on November 7, 2005, the Department of Health and Human Services published its final E-Prescribing and the Prescription Drug Program regulations, referred to below as the E-Prescribing Regulations. These regulations are required by the Medicare Prescription Drug Improvement and Modernization Act of 2003 (“MMA”) and became effective beginning on January 1, 2006. The E-Prescribing Regulations consist of detailed standards and requirements, in addition to the HIPAA standards discussed previously, for prescription and other information transmitted electronically in connection with a drug benefit covered by the MMA’s Prescription Drug Benefit. These standards cover not only transactions between prescribers and dispensers for prescriptions but also electronic eligibility and benefits inquiries and drug formulary and benefit coverage information. The standards apply to prescription drug plans participating in the MMA’s Prescription Drug Benefit. Aspects of our services are affected by such regulation, as our clients need to comply with these requirements.

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Anti-Tampering Laws

For certain prescriptions that cannot or may not be transmitted electronically from physician to pharmacy, both federal and state laws require that the written forms used exhibit anti-tampering features. For example, the U.S. Troop Readiness, Veterans’ Care, Katrina Recovery, and Iraq Accountability Appropriations Act of 2007 has since April 2008 required that most prescriptions covered by Medicaid must demonstrate security features that prevent copying, erasing, or counterfeiting of the written form. Because our clients will, on occasion, need to use printed forms, we must take these laws into consideration.

Electronic Health Records Certification Requirements

The HITECH Act directs the Office of the National Coordinator for Health Information Technology, or ONCHIT, to support and promote meaningful use of certified EHR technology nationwide through the adoption of standards, implementation specifications, and certification criteria as well as the establishment of certification programs for EHR technology. In January 2011, HHS issued a final rule to establish a permanent certification program for EHR technology, including how organizations can become ONC-Authorized Testing and Certification Bodies (ONC-ATCBs). ONC-ATCBs are required to test and certify that EHR technology is compliant with the standards, implementation specifications, and certification criteria adopted by the Secretary and meet the definition of “certified EHR technology.” In July 2010, the Secretary published the final rule that adopted standards, implementation specifications, and certification criteria for EHR technology. While we believe our system is well designed in terms of function and interoperability, we cannot be certain that it will meet future requirements.

United States Food and Drug Administration

The U.S. Food and Drug Administration (“FDA”) has promulgated a draft policy for the regulation of computer software products as medical devices and a proposed rule for reclassification of medical device data systems under the Federal Food, Drug and Cosmetic Act, as amended, or FDCA. The FDA has stated that health information technology software is a medical device under the FDCA, and we expect that the FDA is likely to become increasingly active in regulating computer software intended for use in health care settings regardless of whether the draft policy or proposed rule is finalized or changed. We anticipate additional guidance on this subject by early 2014, in the form of a report to be issued by the FDA, ONCHIT, and the Federal Communications Commission. This report would propose a regulatory framework for health information technology that promotes innovation, protects patient safety, and avoids regulatory duplication.

If our computer software functionality is considered a medical device under the FDCA, we could be subject to additional regulatory requirements. Under the FDCA, medical devices include any instrument, apparatus, machine, contrivance, or other similar or related article that is intended for use in the diagnosis of disease or other conditions or in the cure, mitigation, treatment, or prevention of disease. FDA regulations govern, among other things, product development, testing, manufacture, packaging, labeling, storage, clearance or approval, advertising and promotion, sales and distribution, and import and export. FDA requirements with respect to devices that are determined to pose lesser risk to the public include:

•	establishment registration and device listing with the FDA;

•	the Quality System Regulation, or QSR, which requires manufacturers, including third-party or contract manufacturers, to follow stringent design, testing, control, documentation, and other quality assurance procedures during all aspects of manufacturing;

•	labeling regulations and FDA prohibitions against the advertising and promotion of products for uncleared, unapproved off-label uses and other requirements related to advertising and promotional activities;

•	medical device reporting regulations, which require that manufacturers report to the FDA if their device may have caused or contributed to a death or serious injury or malfunctioned in a way that would likely cause or contribute to a death or serious injury if the malfunction were to recur;

•	corrections and removal reporting regulations, which require that manufacturers report to the FDA any field corrections and product recalls or removals if undertaken to reduce a risk to health posed by the device or to remedy a violation of the FDCA that may present a risk to health; and

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•	post-market surveillance regulations, which apply when necessary to protect the public health or to provide additional safety and effectiveness data for the device.

Non-compliance with applicable FDA requirements can result in, among other things, public warning letters, fines, injunctions, civil penalties, recall or seizure of products, total or partial suspension of production, failure of the FDA to grant marketing approvals, withdrawal of marketing approvals, a recommendation by the FDA to disallow us from entering into government contracts, and criminal prosecutions. The FDA also has the authority to request repair, replacement, or refund of the cost of any device.

Intellectual Property

We may rely on a combination of patent, trademark, copyright, and trade secret laws in the United States as well as confidentiality procedures and contractual provisions to protect our proprietary technology, databases, and our brand. Despite these reliance’s, we believe the following factors are more essential to establishing and maintaining a competitive advantage:

•	the statistical and technological skills of our service operations and research and development teams;

•	the health care domain expertise and payer rules knowledge of our service operations and research and development teams;

•	the real-time connectivity of our service offerings;

•	the continued expansion of our proprietary Rules Engine; and

•	a continued focus on the improved financial results of our clients.

We have a policy of requiring key employees and consultants to execute confidentiality agreements upon the commencement of an employment or consulting relationship with us. Our employee agreements also require relevant employees to assign to us all rights to any inventions made or conceived during their employment with us. In addition, we have a policy of requiring individuals and entities with which we discuss potential business relationships to sign non-disclosure agreements. Our agreements with clients include confidentiality and non-disclosure provisions.

Seasonality

There is moderate seasonality in the activity level of medical practices. Typically, discretionary use of physician services declines in the late summer and during the holiday season, which leads to a decline in collections by our physician clients about 30 to 50 days later. In addition, as further explained in “Risk Factors,” our revenues and operating results may fluctuate from quarter to quarter depending on a host of factors including, but not limited to, the severity, length, and timing of seasonal and pandemic illness.

Legal Proceedings

We may from time to time be involved in various claims and legal proceedings of a nature we believe are normal and incidental to temporary employee staffing business. These matters may include product liability, intellectual property, employment, personal injury cause by our employees, and other general claims. We accrue for contingent liabilities when it is probable that a liability has been incurred and the amount can be reasonably estimated. We are not presently a party to any legal proceedings that, in the opinion of our management, are likely to have a material adverse effect on our business. Regardless of outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.

The Company was sued by Northbridge Financial as a result of acquiring $810,000 of debt owed by the company and the parties reached a settlement through a 3(a)10 proceeding in which Northbridge Financial received stock in exchange for the debt. We subsequently terminated the arrangement with Northbridge Financial by mutual agreement. The Company’s debt was acquired by CF3 Enterprises, LLC who sued the company over $1,455,000 debt and a settlement was reached between the parties through a 3(a)10 equity exchange for debt.

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Employees

As of June 30, 2017, we had one employee, including officers and directors after spinning off the ambulance business which had 26 employees. We currently used contracted service providers until the company raises sufficient capital to hire permanent employees. We believe we will be successful in attracting experienced and capable personnel. All of our employees have entered into agreements with us requiring them not to compete or disclose our proprietary information. Our employees are not represented by any labor union. We believe that relations with our employees are excellent. Usually the number of total employees and number of full-time employees will vary.

Description of Property

The Company currently leases a virtual office space located 14090 Southwest Freeway, Sugar Land, TX. 77478.

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MANAGEMENT

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The following table sets forth information regarding our executive officers, directors and significant employees, including their ages as of December 31, 2017:

Name and Principal Position	Age	Term of Office	Approximate hours per week for part-time employees
Ricky Bernard, Chairman	40	May 2016

Ricky Bernard is the company CEO/President, Sole Officer and Director age 40, majority shareholder with 4,600,000,000 shares common stock and 10,000,000 Preferred shares restricted. Mr. Bernard has owned and operated Quantum Medical Holdings, Inc. since inception in May 2016. Mr. Bernard owned and operated R and G Transportation, Inc. a Texas Non-Emergency Medical Transportation company form inception in 2007 until 2016. Mr. Bernard acquired controlling interest in Quantum Medical Transport, Inc. f/k/a/ A Clean Slate, Inc. in 2015. Mr. Bernard was managing member of United Ambulance, LLC from 2017- May 2018 until divesting interest in the company. Mr. Bernard has owned and operated several business enterprises with 20 years business management experience as a serial entrepreneur. Education: Texas Southern University, undergraduate Business Administration.

None of our officers or directors in the last five years has been the subject of any  conviction in a criminal proceeding or named as a defendant in a pending criminal proceeding (excluding traffic violations and other minor offenses), the entry of an order, judgment, or decree, not subsequently reversed, suspended or vacated, by a court of competent jurisdiction that permanently or temporarily enjoined, barred,  suspended or otherwise limited such person’s involvement in any type of business, securities,  commodities, or banking activities; a finding or judgment by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission, the Commodity Futures Trading Commission, or a state securities regulator of a violation of federal or state securities or commodities law, which finding or judgment has not been reversed, suspended, or vacated; or the entry of an order by a self-regulatory organization that permanently or temporarily barred, suspended or otherwise limited such person’s involvement in any type of business or securities activities.

There are no family relationships among and between our directors, officers, persons nominated or chosen by the Company to become directors or officers, or beneficial owners of more than five percent (5%) of the any class of the Company’s equity securities.

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EXECUTIVE COMPENSATION

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Employment Agreements

Mr. Bernard has entered into an employment agreement with the Company for a term of five years. Pursuant to this employment agreement, they have agreed to devote a substantial portion of their business and professional time and efforts to our business. The employment agreement provides that each employee shall receive a salary determined by the Board of Directors commensurate with the development of the Company. He may be entitled to receive, at the sole discretion of our Board of Directors or a committee thereof, bonuses based on the achievement (in whole or in part) by the Company of our business plan and achievement by the employee of fixed personal performance objectives.

The following table represents information regarding the total compensation our officers and directors of the Company as of December 31, 2017:

	Cash Compensation	Annual Bonus Available	Other Compensation	Total Compensation
Name and Principal Position
Ricky Bernard, Chairman, CEO	$18,000	–	–	$18,000
TOTAL	$18,000			$18,000

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

During the last two full fiscal years and the current fiscal year or any currently proposed transaction, there is no transaction involving the Company, in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for its last three fiscal years other than as follows:

The amount of notes payable owed to Ricky Bernard is $29,400 as of March 31, 2018. The Company paid $40,000 deposit for its merger, which was financed by third party debt on behalf of Ricky Bernard, to cover the expense of the merger agreement between Quantum Medical Holdings, Inc. and Quantum Medical Transport, Inc., formerly A Clean Slate, Inc.

Disclosure of Conflicts of Interest

There are no conflicts of interest between the Company and any of its officers or directors

Stock Options

The Company's stockholders have approved a 2018 Stock Option Plan, as previously adopted by our Board of Directors (the "Plan"). Under this Plan, our officers, directors, and/or key employees and/or consultants can receive incentive stock options and non-qualified stock options to purchase shares of our Common Stock. To date, no options have been issued.

With respect to incentive stock options, the Plan provides that the exercise price of each such option must be at least equal to 100% of the fair market value of the Common Stock on the date that such option is granted. The Plan requires that all such options have an expiration date not later than that date which is one day before the tenth anniversary of the date of the grant of such options (or the fifth anniversary of the date of grant in the case of 10% stockholders). However, with certain limited exceptions, in the event that the option holder ceases to be associated with the Company, or engages in or is involved with any business similar to ours, such option holder's incentive options immediately terminate.

Pursuant to the provisions of the Plan, the aggregate fair market value, determined as of the date(s) of grant, for which incentive stock options are first exercisable by an option holder during any one calendar year cannot exceed $100,000. No such options have yet been issued.

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Bonus Plan for Executive Officers

The Company's Board of Directors has established an annual Bonus Plan for Executive Officers (the “Bonus Plan.”) Under the Bonus Plan, a Committee of the Board of Directors sets performance targets for key employees who are or may become executive officers. Such executives are eligible for a bonus only if they meet the performance standards set in advance by the Committee. Aggregate bonuses may not exceed ten percent of income before taxes and bonuses may not exceed $1 million per employee.

Management Stock Bonus Plan

The Plan provides that the Company shall establish a reserve of shares of Common Stock to be awarded to eligible salaried officers and directors. The Management Stock Bonus Plan Committee, composed of not less than three members, administers the Plan. The Board of Directors must review actions of the Committee. The Plan awards restricted stock to key executives. During the restricted period, the owner of the stock may not transfer the stock without first offering the Company the opportunity to buy back the stock at its issue price. In the first year of the restriction period, the Company has the right to buy back all of the awarded stock. In the second year, the Company has the right to buy back 75% of the awarded stock. After two years and until the end of the restriction period, a maximum of three years, the Company has the right to buy back 50% of the awarded stock.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors, executive officers and other key employees. The indemnification agreements and our amended and restated By-Laws will require us to indemnify our directors to the fullest extent permitted by Delaware law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the Securities Act), may be permitted to directors, executive officers or persons controlling us, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Review, Approval or Ratification of Transactions with Related Parties

We have adopted a related-party transactions policy under which our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our Common Stock, and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related-party transaction with us without the consent of our audit committee. If the related party is, or is associated with, a member of our audit committee, the transaction must be reviewed and approved by another independent body of our Board of Directors, such as our governance committee. Any request for us to enter into a transaction with a related party in which the amount involved exceeds $120,000 and such party would have a direct or indirect interest must first be presented to our audit committee for review, consideration and approval. If advance approval of a related-party transaction was not feasible or was not obtained, the related-party transaction must be submitted to the audit committee as soon as reasonably practicable, at which time the audit committee shall consider whether to ratify and continue, amend and ratify, or terminate or rescind such related-party transaction. All of the transactions described above were reviewed and considered by, and were entered into with the approval of, or ratification by, our Board of Directors.

During the last two full fiscal years and the current fiscal year or any currently proposed transaction, there are transactions involving the issuer, in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the issuer’s total assets at year-end for its last three fiscal years, except compensation awarded to executives.

Disclosure of Conflicts of Interest

There are no conflicts of interest between the Company and any of its officers or directors.

Legal/Disciplinary History

None of Quantum Medical Transport, Inc.’s Officers or Directors have been the subject of any criminal proceeding or named as a defendant in a pending criminal proceeding (excluding traffic violations and other minor offenses);

41

None of Quantum Medical Transport, Inc.’s Officers or Directors have been the subject of any entry of an order, judgment, or decree, not subsequently reversed, suspended or vacated, by a court of competent jurisdiction that permanently or temporarily enjoined, barred, suspended or otherwise limited such person’s involvement in any type of business, securities, commodities, or banking activities;

None of Quantum Medical Transport, Inc.’s Officers or Directors have been the subject of any finding or judgment by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission, the Commodity Futures Trading Commission, or a state securities regulator of a violation of federal or state securities or commodities law, which finding or judgment has not been reversed, suspended, or vacated; or

None of Quantum Medical Transport, Inc.’s Officers or Directors has been the subject of any entry of an order by a self-regulatory organization that permanently or temporarily barred, suspended or otherwise limited such person’s involvement in any type of business or securities activities.

Board Composition

Our board of directors currently consists of four members. Each director of the Company serves until the next annual meeting of stockholders and until his successor is elected and duly qualified, or until his earlier death, resignation or removal. Our board is authorized to appoint persons to the offices of Chairman of the Board of Directors, President, Chief Executive Officer, one or more vice presidents, a Treasurer or Chief Financial Officer and a Secretary and such other offices as may be determined by the board.

We have no formal policy regarding board diversity. In selecting board candidates, we seek individuals who will further the interests of our stockholders through an established record of professional accomplishment, the ability to contribute positively to our collaborative culture, knowledge of our business and understanding of our prospective markets.

Board Leadership Structure and Risk Oversight

The board of directors oversees our business and considers the risks associated with our business strategy and decisions. The board currently implements its risk oversight function as a whole. Each of the board committees when established will also provide risk oversight in respect of its areas of concentration and reports material risks to the board for further consideration.

Code of Business Conduct and Ethics

Prior to one year from the date of this Offering's qualification, we will be adopting a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. We will post on our website a current copy of the code and all disclosures that are required by law or market rules in regard to any amendments to, or waivers from, any provision of the code.

42

PRINCIPAL STOCKHOLDERS

______

The following table sets forth certain information known to us regarding beneficial ownership of our capital stock as of December 31, 2017 for (i) all executive officers and directors as a group and (ii) each person, or group of affiliated persons, known by us to be the beneficial owner of more than ten percent (10%) of our capital stock. The percentage of beneficial ownership in the table below is based on 487,793,986 shares of common stock deemed to be outstanding as of December 31, 2017.

The following table gives information on ownership of our securities as of February 28, 2018. The following lists ownership of our Common Stock and Preferred Stock by each person known by us to be the beneficial owner of over 5% of the outstanding Common and Preferred Stock, and by our officers and directors:

Name	Address	Shareholdings	Percentage of Class Outstanding (1)	Percentage of Class Assuming All Shares offered are Sold (2)
Ricky Bernard		4,610,000,000	79%	79%
Total owned by officers and directors		4,610,000,000	79%	79%

(1) Based on a total of 10,076,298,915 shares outstanding as of June 30, 2018.

(2) Assumes all shares offered are sold.

43

DESCRIPTION OF SECURITIES

______

The Common Stock

We are authorized to issue 20,000,000,000 shares of Common Stock, $0.000001 par value. The holders of Common Stock are entitled to equal dividends and distributions, with respect to the Common Stock when, as, and if declared by the Board of Directors from funds legally available for such dividends. No holder of Common Stock has any preemptive right to subscribe for any of our stock nor are any shares subject to redemption. Upon our liquidation, dissolution or winding up, and after payment of creditors and any amounts payable to senior securities, the assets will be divided pro rata on a share-for-share basis among the holders of the shares of Common Stock. All shares of Common Stock now outstanding upon completion of this Offering and conversion of any Preferred Stock, are, and will be, fully paid, validly issued and non-assessable.

Holders of our Common Stock do not have cumulative voting rights, so that the holders of more than 50% of the shares voting for the election of directors will be able to elect 100% of the directors if they choose to do so, and in that event, the holders of the remaining shares will not be able to elect any members to the Board of Directors.

The Company has never paid any dividends to shareholders of our Common Stock. The declaration in the future of any cash or stock dividends will depend upon our capital requirements and financial position, general economic conditions, and other pertinent factors. We presently intend not to pay any cash or stock dividends in the foreseeable future. Management intends to reinvest earnings, if any, in the development and expansion of our business. No dividend may be paid on the Common Stock until all Preferred Stock dividends are paid in full.

Preferred Stock

We are authorized by our Articles of Incorporation to issue a maximum of 10,000,000 shares of Preferred Stock, $0.00001 par value. This Preferred Stock may be in one or more series and containing such rights, privileges and limitations, including voting rights, conversion privileges and/or redemption rights, as may, from time to time, be determined by our Board of Directors. Preferred stock may be issued in the future in connection with acquisitions, financings or such other matters as the Board of Directors deems to be appropriate. In the event that any such shares of Preferred Stock shall be issued, a Certificate of Designation, setting forth the series of such Preferred Stock and the relative rights, privileges and limitations with respect thereto, shall be filed. The effect of such Preferred Stock is that our Board of Directors alone, within the bounds and subject to the federal securities laws and the Delaware Law, may be able to authorize the issuance of Preferred Stock which could have the effect of delaying, deferring or preventing a change in control of our Company without further action by the stockholders and might adversely affect the voting and other rights of holders of Common Stock. The issuance of Preferred Stock with voting and conversion rights also may adversely affect the voting power of the holders of Common Stock, including the loss of voting control to others. To date, no such Preferred Stock has been issued.

DIVIDEND POLICY

______

We have never declared or paid cash dividends on our capital stock. We currently intend to retain any future earnings for use in the operation of our business and do not intend to declare or pay any cash dividends in the foreseeable future. Any further determination to pay dividends on our capital stock will be at the discretion of our Board of Directors, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, general business conditions, and other factors that our Board of Directors considers relevant.

44

SECURITIES OFFERED

______

Current Offering

Quantum Medical Transport, Inc. (“Quantum Medical Transport, Inc.,” “We,” or the “Company”) is offering up to $2,000,000 total of Securities, consisting of Common Stock, $0.0001 par value (the “Common Stock” or collectively the “Securities”).

Transfer Agent

Our transfer agent is Pacific Stock Transfer Company, 4045 South Spencer Street, Suite 403, Las Vegas, NV 89119, Phone Number (702) 361-3033. The transfer agent is registered under the Exchange Act.

SHARES ELIGIBLE FOR FUTURE SALE

_____

Prior to this Offering, there has been a limited market for our Common Stock. Future sales of substantial amounts of our Common Stock, or securities or instruments convertible into our Common Stock, in the public market, or the perception that such sales may occur, could adversely affect the market price of our Common Stock prevailing from time to time. Furthermore, because there will be limits on the number of shares available for resale shortly after this Offering due to contractual and legal restrictions described below, there may be resales of substantial amounts of our Common Stock in the public market after those restrictions lapse. This could adversely affect the market price of our Common Stock prevailing at that time.

Upon completion of this Offering, assuming the maximum amount of shares of Common Stock offered in this Offering are sold, there will be 10,076,298,915 +++ shares of our Common Stock outstanding.

Rule 144

In general, a person who has beneficially owned restricted shares of our Common Stock for at least twelve months, in the event we are a reporting company under Regulation A, or at least six months, in the event we have been a reporting company under the Exchange Act for at least 90 days before the sale, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the 90 days preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

•	1% of the number of shares of our Common Stock then outstanding; or

•	the average weekly trading volume of our Common Stock during the four calendar weeks preceding the filing by such person of a notice on Form 144 with respect to the sale;

provided that, in each case, we are subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Rule 144 trades must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable.

LEGAL MATTERS

_____

Certain legal matters with respect to the shares of common stock offered hereby will be passed upon by John E. Lux, Esq. of Washington, D.C. Mr. Lux owns 20,500,000 shares of our Common Stock.

45

EXPERTS

______

The consolidated financial statements of the Company appearing elsewhere in this Offering Circular have been prepared by management and have not been reviewed by an independent accountant.

WHERE YOU CAN FIND MORE INFORMATION

______

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act with respect to the shares of common stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the common stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this Offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Securities Exchange Act of 1934. You may read and copy this information at the SEC's Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

46

FINANCIAL STATEMENTS

Quantum Medical Transport, Inc.

F-1

Quantum Medical Transport, Inc.
Consolidated Balance Sheet
As of June 30, 2018

June 30, 2018
ASSETS
Current Assets
Bank Accounts
BBVA Compass Checking	$2,046
Checking Account	10,800
Total Bank Accounts	12,846

Accounts Receivable
AR - Billing Software Dev	40,800
Total Accounts Receivable	40,800

Other Current Assets
Total Other Current Assets	–

Total Current Assets	53,646

Fixed Assets
Office Equipment	26,875
Total Fixed Assets	26,875

Other Assets
Accumulated Depreciation	(2,500)
Goodwill	1,200,000
Total Other Assets	1,197,500

TOTAL ASSETS	$1,331,667

LIABILITIES AND EQUITY
Liabilities
Current Liabilities
Accounts Payable	$225,000
Total Accounts Payable	225,000

Other Current Liabilities
Short Term Loan	–
Notes to Related Parties	29,400
Notes Payable	445,000
Total Other Current Liabilities	474,400

Total Current Liabilities	699,400

Equity
Stockholders Deficit
Series A Preferred Stock, $0.000001 par value, 10,000,000 shares authorized; 10 Mil issued and outstanding	10,000
Series B Preferred Stock, $0.000001 par value, 10,000 shares authorized; none issued and outstanding	–
Common Stock, $0.000001 par value, 20,000,000,000 shares authorized;10,076,298,915 shares issued and O/S	10,076

Additional Paid in capital
Accumulated deficit	612,191
Total Stockholders' Deficit	632,267
TOTAL LIABILITIES AND EQUITY	$1,331,667

F-2

Quantum Medical Transport, Inc.
Profit and Loss
(Unaudited)
Consolidated for the Period Ending June 30, 2018

2018
Revenue	$498,756

OPERATING EXPENSES
COGS	65,345
G&A	422,650
TOTAL EXPENSES	487,995

NET OPERATING INCOME (LOSS)	$10,761

F-3

Quantum Medical Transport, Inc.

Statement of Cash Flows

(Unaudited)

Ending June 30, 2018

Total
CASH FLOW FROM OPERATING ACTIVITIES
Net Income	$10,761
Net Cash Provided by Operating activities	10,761

CASH FLOW FROM FINANCING ACTIVITIES
Net Cash Provided by investing activities	–

CASH FLOW FROM FINANCING ACTIVITIES
Equity (common shares)	–
Line of Credit	–
Borrowing on related party debt	–
Net Cash Provided by Financing activities	–

NET INCREASE IN CASH	(13,923)
CASH AT BEGINNING OF PERIOD	26,769
CASH AT END OF PERIOD	$12,846

F-4

NOTES TO FINANCIAL STATEMENTS

(Unaudited)

NOTE 1 – BASIS OF PRESENTATION

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America.

In the opinion of management, the accompanying financial statements contain all adjustments, consisting only of normal recurring accruals, necessary for a fair presentation of the Company’s financial position as of June 30, 2018 and the results of its operations and cash flows as of June 30, 2018.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investment purchased with an original maturity of three months or less to be cash equivalents. No cash equivalent as of June 30, 2018.

REVENUE RECOGNITION

The Company considers revenue recognizable when persuasive evidence of an arrangement exists, the price is fixed or determinable, goods or services have been delivered, and collectability is reasonable assured. The company recognized operating revenue of $498,756 as of June 30, 2018.

USE OF ESTIMATES

The preparation of the Company’s financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates.

FAIR VALUE MEASUREMENT

The Company adopted FASB ASC 820-Fair Value Measurements and Disclosures, or ASC 820, for assets and liabilities measured at fair value on a recurring basis. ASC 820 establishes a common definition for fair value to be applied to existing generally accepted accounting principles that require the use of fair value measurements establishes a framework for measuring fair value and expands disclosure about such fair value measurements. The adoption of ASC 820 did not have an impact on the Company's financial position or operating results, but did expand certain disclosures. ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, ASC 820 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized below:

Level 1: Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2: Inputs other than quoted prices that are observable, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

Level 3: Unobservable inputs in which little or no market data exists, therefore developed using estimates and assumptions developed by us, which reflect those that a market participant would use.

The Company did not have any Level 2 or Level 3 assets or liabilities as of June 30, 2018.

F-5

Cash is considered to be highly liquid and easily tradable as of June 30, 2018 and therefore classified as Level 1 within our fair value hierarchy.

In addition, FASB ASC 825-10-25 Fair Value Option, or ASC 825-10-25, was effective for January 1, 2008. ASC 825-10-25 expands opportunities to use fair value measurements in financial reporting and permits entities to choose to measure many financial instruments and certain other items at fair value. The Company did not elect the fair value options for any of its qualifying financial instruments.

INCOME TAXES

The Company uses the asset and liability method of accounting for income taxes, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of certain assets and liabilities. Deferred income tax assets and liabilities are computed annually for the difference between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period, plus or minus the change during the period in deferred tax assets and liabilities.

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of the assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse. The Company had no significant deferred tax items arise during any of the periods presented.

CONCENTRATION OF CREDIT RISK

The Company does not have any concentration of related financial credit risk.

RECENT ACCOUNTING PRONOUNCEMENTS

The Company does not expect the adoption of any recent accounting pronouncements to have a material impact on its financial statements.

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The company has sufficient revenue and assets to continue as a going concern. As shown in the accompanying financial statements, the Company had accumulated deficit of $612,191 for the period as of June 30, 2018. The company recognized $498,756 revenue for the period ended June 30, 2018. As of June 30, 2018 the company had consolidated assets of consisting of $40,800 accounts receivables, $26,875 fixed assets, $12,846 Cash in bank, and $1,200,000 in Goodwill. Management values the company’s goodwill at $1.2 Million based upon intangibles such as intellectual property of pending patent application, long term contracts and receivables.

NOTE 4 – RELATED PARTY

The amount of notes payable owed to Ricky Bernard is $29,400 as of June 30, 2018 . The company paid $40,000 deposit for its merger, which was financed by third party debt on behalf of Ricky Bernard, to cover the expense of the merger agreement between Quantum Medical Holdings, Inc. and Quantum Medical Transport, Inc. formerly A Clean Slate, Inc. (DRWN).

NOTE 5 – CONVERTIBLE DEBT

The company notes consist of two convertible notes in the amount of $40,000 each outstanding. The company paid $40,000 deposit for its merger, which was financed by third party debt on behalf of Ricky Bernard, to cover the expense of the merger agreement between Quantum Medical Holdings, Inc. and Quantum Medical Transport, Inc. formerly A Clean Slate, Inc. (DRWN). The company received an additional $40,000 to cover operating expenses. The company has a note in the amount of $360,000 owed to seller of A Clean Slate, Inc. Northbridge Financial still holds debt in the amount of $2,000 with a reserve of 40 Million shares remaining.

F-6

NOTE 6 – EQUITY

The company had authorized shares 20,000,000,000 a/o June 30, 2018 . We had outstanding common shares of 10,076,298,915. The company had 5,841,642,932 restricted shares of which 4.7 Billion are held by the founder Ricky Bernard. The public float consisted of 4,124,655,983 common shares. The company repurchased 110 Million common shares from shareholder and retired the shares to the treasury in the first quarter. The company issued 375 Million restricted common shares to a vendor in lieu of cash. The company issued 1.5 Billion shares to Northbridge Financial as part of their debt conversion rights. The company entered into a settlement agreement with Northbridge Financial to restructure the company debt through a 3(a)10 lawsuit that was filed by Northbridge, in which Northbridge received stock in exchange for the debt. The company mutually terminated its 3(a)10 settlement agreement with Northbridge Financial. The company had a settlement with CF3 Enterprises, LLC a New York private equity firm that acquired the company’s debt of $455,000 through a 3(a)10 settlement. CF3 Enterprises had previously released $700,000 of debt to Northbridge Financial, which has subsequently been terminated. The company by mutual agreement has terminated its 3(a)10 debt with CF3 Enterprises, LLC as well and returned the debt to the original debt holders. The debt has been removed from the company books. The parties have no further obligation of debt conversions to these parties under the 3(a)10.

NOTE 7 – SUBSEQUENT EVENTS

N/A

F-7

Quantum Medical Transport, Inc.

Consolidated Balance Sheet

As of December 31, 2017

Total
ASSETS
Current Assets
Bank Accounts
BBVA Compass Checking	$3,775
Checking Account	23,151
Savings Account	5,579
Savings II	25
Total Bank Accounts	32,530

Accounts Receivable
AR - Wheelchair	30,470
Billing	–
Contractual Adj - Ambulance	–
Total Accounts Receivable	30,470

Other Current Assets
Total Other Current Assets	–

Total Current Assets	63,000

Fixed Assets
Ambulance	38,214
Office Improvements	28,250
Wheel Chair Van	49,175
Total Fixed Assets	115,639

Other Assets
Accumulated Depreciation	(80,075)
Goodwill	1,200,000
Total Other Assets	1,119,925

TOTAL ASSETS	$1,298,563

F-8

LIABILITIES AND EQUITY
Liabilities
Current Liabilities
Accounts Payable
Accounts Payable	$398,485
Total Accounts Payable	398,485

Other Current Liabilities
Direct Deposit Liabilities	883
Direct Deposit Payable	–
Short Term Loan	7,400
Notes to Related Parties	29,400
Notes Payable	1,061,000
On Deck	–
Payroll Liabilities	972
0013209310141827	–
00132530472016CI0328
Euresti0599192191	(587)
Euresti2015EM505570	(530)
Federal Taxes (941/944)	7,719
Federal Unemployment (940)	209
Schiwart 0013036186140445	(1,153)
TX Unemployment Tax	222
Total Payroll Liabilities	6,851
Total Other Current Liabilities	1,105,533

Total Current Liabilities	1,504,018

Total Liabilities	1,504,018

Equity
Stockholders' Deficit
Series A Preferred Stock, $0.000001 par value, 10,000,000 shares authorized; none issued and outstanding	–
Series B Preferred Stock, $0.000001 par value, 10,000 shares authorized; none issued and outstanding	–
Common Stock, $0.000001 par value, 10,000,000,000 shares authorized; 7,780,898,915 shares issued and outstanding	7,781
Additional paid in capital	–
Accumulated deficit	(197,674)
Total Stockholders’ Deficit	(205,455)
TOTAL LIABILITIES AND EQUITY	$1,298,563

F-9

Quantum Medical Transport, Inc.

Profit and Loss
(Unaudited)
Consolidated for the Period Ending December 31, 2017

2017
Revenue	$1,310,140
OPERATING EXPENSES
COGS	212,534
G&A	874,762
TOTAL EXPENSES	1,087,296

NET OPERATING INCOME (LOSS)	222,844
$222,844

F-10

Quantum Medical Transport, Inc.
Statement of Cash Flows
(Unaudited)
Ending December 31, 2017

CASH FLOW FROM OPERATING ACTIVITIES	Total

Net Income	$10,309
Net Cash Provided by Operating activities	10,309

CASH FLOW FROM INVESTING ACTIVITIES
Net Cash Provided by investing activities	–

CASH FLOW FROM FINANCING ACTIVITIES
Equity (common shares)	–0
Borrowing on related party debt	–
Net Cash Provided by Financing activities	–

NET INCREASE IN CASH	6,051
CASH AT BEGINNING OF PERIOD	26,481
CASH AT END OF PERIOD	$32,530

F-11

NOTES TO FINANCIAL STATEMENTS
(Unaudited)

NOTE 1 – BASIS OF PRESENTATION

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America.

In the opinion of management, the accompanying financial statements contain all adjustments, consisting only of normal recurring accruals, necessary for a fair presentation of the Company’s financial position as of December 31, 2017 and the results of its operations and cash flows as of December 31, 2017.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investment purchased with an original maturity of three months or less to be cash equivalents. No cash equivalent as of December 31, 2017.

REVENUE RECOGNITION

The Company considers revenue recognizable when persuasive evidence of an arrangement exists, the price is fixed or determinable, goods or services have been delivered, and collectability is reasonable assured. The company recognized operating revenue of $1,310,000 as of December 31, 2017 compared to $1.2 Million same period last year.

USE OF ESTIMATES

The preparation of the Company’s financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.. Actual results could differ from these estimates.

FAIR VALUE MEASUREMENT

The Company adopted FASB ASC 820-Fair Value Measurements and Disclosures, or ASC 820, for assets and liabilities measured at fair value on a recurring basis. ASC 820 establishes a common definition for fair value to be applied to existing generally accepted accounting principles that require the use of fair value measurements establishes a framework for measuring fair value and expands disclosure about such fair value measurements. The adoption of ASC 820 did not have an impact on the Company's financial position or operating results, but did expand certain disclosures. ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, ASC 820 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized below:

Level 1: Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities.

F-12

Level 2: Inputs other than quoted prices that are observable, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

Level 3: Unobservable inputs in which little or no market data exists, therefore developed using estimates and assumptions developed by us, which reflect those that a market participant would use.

The Company did not have any Level 2 or Level 3 assets or liabilities as of December 31, 2017.

Cash is considered to be highly liquid and easily tradable as of December, 2017 and therefore classified as Level 1 within our fair value hierarchy.

In addition, FASB ASC 825-10-25 Fair Value Option, or ASC 825-10-25, was effective for January 1, 2008. ASC 825-10-25 expands opportunities to use fair value measurements in financial reporting and permits entities to choose to measure many financial instruments and certain other items at fair value. The Company did not elect the fair value options for any of its qualifying financial instruments.

INCOME TAXES

The Company uses the asset and liability method of accounting for income taxes, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of certain assets and liabilities. Deferred income tax assets and liabilities are computed annually for the difference between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period, plus or minus the change during the period in deferred tax assets and liabilities.

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of the assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse. The Company had no significant deferred tax items arise during any of the periods presented.

CONCENTRATION OF CREDIT RISK

The Company does not have any concentration of related financial credit risk.

RECENT ACCOUNTING PRONOUNCEMENTS

The Company does not expect the adoption of any recent accounting pronouncements to have a material impact on its financial statements.

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The company has sufficient revenue and assets to continue as a going concern. As shown in the accompanying financial statements, the Company had accumulated deficit of -$205,455 for the period as of December 31, 2017. The company recognized $1,310,000 revenue for the period ended December 31, 2017. As of December 31, 2017 the company had consolidated assets of consisting of $30,469 wheel chair receivables, $220,000 insurance claims receivables, $115,638 fixed assets, $32,530 Cash in bank, and $1,200,000 in Goodwill. The company owns 4-ambulances and 7-wheel chair lift vans. Management values the company’s goodwill at $1.2 Million based upon 1times revenue including intangibles such as long term contracts and receivables. The company valued its total assets at $1,298,563 due to invoice adjustments in insurance claims processing for its ambulance services.

F-13

NOTE 4 – RELATED PARTY

The amount of notes payable owed to Ricky Bernard is $29,400 as of December 31, 2017. The company paid $40,000 deposit, which was financed by related party debt from Ricky Bernard, to cover the expense of the merger agreement with Quantum Medical Transport, Inc. formerly A Clean Slate, Inc (DRWN). The company had previous related party debt in the form of a note payable to the seller in the amount of $594,031 plus $54,315 interest accrued from a debt the company owed him in 2013. The seller exchanged the $594,031 debt plus $54,315 interest accrued and received a new note of $360,000 as part of the merger agreement. The seller’s debt has been subsequently acquired by CF3 Enterprises, LLC.

NOTE 5 – COMMISSION ON ACQUISITION

No commission was paid to any party.

NOTE 6 – EQUITY

Quantum Medical Holdings, Inc. had 10 million shares common stock issued and outstanding to our company CEO Ricky Bernard for $1,000 cash. Our CEO owned 100% of the merger sub company (Quantum Medical Holdings, Inc) outstanding common shares; no preferred stock had been issued or authorized for that company. The company had an obligation to issue 4,700,000,000 restricted common shares to Ricky Bernard in exchange for his shares in Quantum Medical Holdings, Inc. The company increased its authorized shares to 10 Billion, then issued the 4,700,000,000 control restricted common shares to Ricky Bernard. The company entered into a settlement agreement with Northbridge Financial to restructure the company debt through a 3(a)10 lawsuit that was filed by Northbridge, in which Northbridge received stock in exchange for the debt. The $810,000 debt was incurred as a result of the acquisition of United Ambulance, LLC. The company mutually terminated its 3(a)10 settlement agreement with Northbridge Financial and entered into a settlement with CF3 Enterprises, LLC a New York private equity firm that acquired the company’s total outstanding debt of $1,455,000 through a 3(a)10 settlement.

The company received 1,407,000,000 common shares were retired back to treasury thus reducing the number of outstanding shares.

NOTE 7 – SUBSEQUENT EVENTS

The company mutually terminated its 3(a)10 settlement agreement with Northbridge Financial and entered into a settlement with CF3 Enterprises, LLC a New York private equity firm that acquired the company’s total outstanding debt of $1,455,000 through a 3(a)10 settlement. The company received 1,407,000,000 common shares were retired back to treasury thus reducing the number of outstanding shares.

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PART III—EXHIBITS

Index to Exhibits

Exhibit Number	Exhibit Description

2.1	Amended Articles of Incorporation filed with the State of Delaware on January 15, 2016
2.2	Articles of Incorporation filed with the State of Delaware on April 5, 2018
2.3	Bylaws
3.1	Specimen Stock Certificate
4.1	Subscription Agreement
6.1	Incentive Stock Option Plan
6.2	Management Stock Bonus Plan
6.3	Performance Bonus Plan
6.4	Employment Agreement of Ricky Bernard
6.5	Indemnification Agreement of Rick Bernard
11.1	Consent of Lux Law, P.A. (included in Exhibit 12.1)
12.1	Opinion of Lux Law, P.A.

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sugarland, State of Texas, on August 23, 2018.

(Exact name of issuer as specified in its charter):	Quantum Medical Transport, Inc.

By: /s/ Ricky Bernard
Ricky Bernard, Chief Executive Officer (Principal Executive Officer)

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

By (Signature and Title):	/s/ Ricky Bernard
Ricky Bernard, Chief Executive Officer (Principal Executive Officer)

(Date): August 23, 2018

/s/ Ricky Bernard
Ricky Bernard, Chief Financial Officer (Principal Financial Officer, Principal Accounting Officer).

(Date): August 23, 2018

SIGNATURES OF DIRECTORS:

/s/ Richard Bernard	August 23, 2018
Chairman	Date

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